     As filed with the Securities and Exchange Commission on April 15, 2004
                                                          File No. 333-65953
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------


                       POST-EFFECTIVE AMENDMENT NO. 15


                       TO FORM S-3 REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933
                              --------------------
                     AIG SUNAMERICA LIFE ASSURANCE COMPANY
                            ("AIG SUNAMERICA LIFE")
             (Exact name of registrant as specified in its charter)

California            6311                           86-0198983
(State or other       (Primary Standard              (I.R.S. Employer
jurisdiction of       Industrial Classification      Identification No.)
incorporation or      Number)
organization)



                              1 SUNAMERICA CENTER
                       LOS ANGELES, CALIFORNIA 90067-6022
                                 (310) 772-6000
               (Address, including zip code, and telephone number,
                      including area code, or registrant's
                          principal executive offices)


                           CHRISTINE A. NIXON, ESQ.
                     AIG SUNAMERICA LIFE ASSURANCE COMPANY
                               1 SUNAMERICA CENTER
                       LOS ANGELES, CALIFORNIA 90067-6022
                                 (310) 772-6000
 (Name, address, including zip code, and telephone number, including area code of agent for service)
                             ----------------------

        Approximate date of commencement of proposed dale to the public: As soon after the effective date of this Registration Statement as is practicable.

        If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ----------------------

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

                          [POLARIS(II) A - CLASS LOGO]

                                   PROSPECTUS


                                  MAY 3, 2004




Please read this prospectus carefully       FLEXIBLE PAYMENT DEFERRED ANNUITY CONTRACTS
before investing and keep it for                issued by
future reference. It contains               AIG SUNAMERICA LIFE ASSURANCE COMPANY
important information about the                 in connection with
Polaris(II) A-Class Variable Annuity.       VARIABLE ANNUITY ACCOUNT SEVEN
                                            The annuity has several investment choices -- fixed account options and
To learn more about the annuity             Variable Portfolios listed below. The fixed account options include
offered by this prospectus, you can         different specified periods and DCA accounts. The Variable Portfolios are
obtain a copy of the Statement of           part of the American Funds Insurance Series ("AFIS"), the Anchor Series
Additional Information ("SAI") dated        Trust ("AST"), the Lord Abbett Series Fund, Inc. ("LASF"), the SunAmerica
May 3, 2004. The SAI is on file with        Series Trust ("SAST") and the Van Kampen Life Investment Trust ("VKT").
the Securities and Exchange
Commission ("SEC") and is                   STOCKS:
incorporated by reference into this           MANAGED BY AIG SUNAMERICA ASSET MANAGEMENT CORP.
prospectus. The Table of Contents of             - Aggressive Growth Portfolio                                     SAST
the SAI appears below in this                    - Blue Chip Growth Portfolio                                      SAST
prospectus. For a free copy of the               - "Dogs" of Wall Street Portfolio*                                SAST
SAI, call us at (800) 445-SUN2 or                - Growth Opportunities Portfolio                                  SAST
write to us at our Annuity Service            MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
Center, P.O. Box 54299, Los Angeles,             - Alliance Growth Portfolio                                       SAST
California 90054-0299.                           - Global Equities Portfolio                                       SAST
                                                 - Growth-Income Portfolio                                         SAST
In addition, the SEC maintains a              MANAGED BY CAPITAL RESEARCH AND MANAGEMENT COMPANY
website (http://www.sec.gov) that                - American Funds Global Growth Portfolio                          AFIS
contains the SAI, materials                      - American Funds Growth Portfolio                                 AFIS
incorporated by reference and other              - American Funds Growth-Income Portfolio                          AFIS
information filed electronically with         MANAGED BY DAVIS ADVISORS
the SEC by AIG SunAmerica Life                   - Davis Venture Value Portfolio                                   SAST
Assurance Company.                               - Real Estate Portfolio                                           SAST
                                              MANAGED BY FEDERATED EQUITY MANAGEMENT COMPANY
Annuities involve risks, including               - Federated American Leaders Portfolio*                           SAST
possible loss of principal. Annuities            - Telecom Utility Portfolio                                       SAST
are not a deposit or obligation of,           MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT
or guaranteed or endorsed by, any                - Goldman Sachs Research Portfolio                                SAST
bank. They are not Federally insured          MANAGED BY LORD, ABBETT & CO.
by the Federal Deposit Insurance                 - Lord Abbett Series Fund, Inc. -- Growth and Income Portfolio    LASF
Corporation, the Federal Reserve                 - Lord Abbett Series Fund, Inc. -- Mid-Cap Value Portfolio        LASF
Board or any other agency.                    MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                                 - MFS Massachusetts Investors Trust Portfolio                     SAST
                                                 - MFS Mid-Cap Growth Portfolio                                    SAST
                                              MANAGED BY PUTNAM INVESTMENT MANAGEMENT LLC
                                                 - Emerging Markets Portfolio                                      SAST
                                                 - International Growth and Income Portfolio                       SAST
                                                 - Putnam Growth: Voyager Portfolio                                SAST
                                              MANAGED BY VAN KAMPEN/VAN KAMPEN ASSET MANAGEMENT INC.
                                                 - International Diversified Equities Portfolio                    SAST
                                                 - Technology Portfolio                                            SAST
                                                 - Van Kampen LIT Comstock Portfolio,
                                                   Class II Shares*                                                 VKT
                                                 - Van Kampen LIT Emerging Growth Portfolio,
                                                   Class II Shares                                                  VKT
                                                 - Van Kampen LIT Growth and Income Portfolio,
                                                   Class II Shares                                                  VKT
                                              MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
                                                 - Capital Appreciation Portfolio                                   AST
                                                 - Growth Portfolio                                                 AST
                                            BALANCED:
                                              MANAGED BY AIG SUNAMERICA ASSET MANAGEMENT CORP.
                                                 - SunAmerica Balanced Portfolio                                   SAST
                                              MANAGED BY CAPITAL RESEARCH AND MANAGEMENT COMPANY
                                                 - American Funds Asset Allocation Portfolio                       AFIS
                                              MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                                 - MFS Total Return Portfolio                                      SAST
                                              MANAGED BY WM ADVISORS, INC.
                                                 - Asset Allocation Portfolio                                       AST
                                            BONDS:
                                              MANAGED BY AIG SUNAMERICA ASSET MANAGEMENT CORP.
                                                 - High-Yield Bond Portfolio                                       SAST
                                              MANAGED BY FEDERATED INVESTMENT MANAGEMENT
                                                 - Corporate Bond Portfolio                                        SAST
                                              MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT INT'L.
                                                 - Global Bond Portfolio                                           SAST
                                              MANAGED BY VAN KAMPEN
                                                 - Worldwide High Income Portfolio                                 SAST
                                              MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
                                                 - Government & Quality Bond Portfolio                              AST
                                            CASH:
                                              MANAGED BY BANC OF AMERICA CAPITAL MANAGEMENT, LLC
                                                 - Cash Management Portfolio                                       SAST
                                            * "Dogs" of Wall Street is an equity fund seeking total return. Federated
                                            American Leaders is an equity fund seeking growth of capital and income.
                                              Van Kampen LIT Comstock is an equity fund seeking capital growth and income.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
 OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

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AIG SunAmerica Life's Annual Report on Form 10-K for the year ended December 31, 2003, file no. 033-47472 is incorporated herein by reference.


All documents or reports filed by AIG SunAmerica Life under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of this prospectus are also incorporated by reference. Statements contained in this prospectus and subsequently filed documents which are incorporated by reference or deemed to be incorporated by reference are deemed to modify or supersede documents incorporated herein by reference.

AIG SunAmerica Life files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000006342.


AIG SunAmerica Life is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:


WASHINGTON, DISTRICT OF COLUMBIA
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

CHICAGO, ILLINOIS
500 West Madison Street
Chicago, IL 60661

NEW YORK, NEW YORK
233 Broadway
New York, N.Y. 10279

To obtain copies by mail contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.

Registration statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the registration statements and exhibits. For further information regarding the separate account, AIG SunAmerica Life and its general account, the Variable Portfolios and the contract, please refer to the registration statements and exhibits.

The SEC also maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by AIG SunAmerica Life.

AIG SunAmerica Life will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of the above documents incorporated by reference. Requests for these documents should be directed to AIG SunAmerica Life's Annuity Service Center, as follows:

       AIG SunAmerica Life Assurance Company
       Annuity Service Center
       P.O. Box 54299
       Los Angeles, California 90054-0299
       Telephone Number: (800) 445-SUN2

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         SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION
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Indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is provided to AIG SunAmerica Life's officers, directors and controlling persons. The SEC has advised that it believes such indemnification is against public policy under the Act and unenforceable. If a claim for indemnification against such liabilities (other than for AIG SunAmerica Life's payment of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any legal action) is asserted by a director, officer or controlling person of AIG SunAmerica Life in connection with the securities registered under this prospectus, AIG SunAmerica Life will submit to a court with jurisdiction to determine whether the indemnification is against public policy under the Act. AIG SunAmerica Life will be governed by final judgment of the issue. However, if in the opinion of AIG SunAmerica Life's counsel this issue has been determined by controlling precedent, AIG SunAmerica Life will not submit the issue to a court for determination.

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                           TABLE OF CONTENTS
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 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.................     2
 SECURITIES AND EXCHANGE COMMISSION POSITION ON
   INDEMNIFICATION...............................................     2
 GLOSSARY........................................................     3
 HIGHLIGHTS......................................................     4
 FEE TABLES......................................................     5
       Owner Transaction Expenses................................     5
       Sales Charge..............................................     5
       Transfer Fee..............................................     5
       Contract Maintenance Fee..................................     5
       Annual Separate Account Expenses..........................     5
       Optional EstatePlus Fee...................................     5
       Portfolio Expenses........................................     5
 EXAMPLES........................................................     6
 THE POLARIS(II) A-CLASS VARIABLE ANNUITY........................     7
 PURCHASING A POLARIS(II) A-CLASS VARIABLE ANNUITY...............     7
       Allocation of Purchase Payments...........................     8
       Accumulation Units........................................     8
       Free Look.................................................     8
       Exchange Offers...........................................     9
 INVESTMENT OPTIONS..............................................     9
       Variable Portfolios.......................................     9
           Anchor Series Trust...................................     9
           SunAmerica Series Trust...............................     9
           Lord Abbett Series Fund, Inc..........................     9
           Van Kampen Life Investment Trust......................     9
           American Funds Insurance Series.......................     9
       Fixed Account Options.....................................    10
       Dollar Cost Averaging Fixed Accounts......................    10
       Asset Allocation Program..................................    11
       Transfers During the Accumulation Phase...................    11
       Dollar Cost Averaging.....................................    12
       Automatic Asset Rebalancing Program.......................    13
       Return Plus Program.......................................    13
       Voting Rights.............................................    13
       Substitution..............................................    14
 ACCESS TO YOUR MONEY............................................    14
       Systematic Withdrawal Program.............................    14
       Minimum Contract Value....................................    14
 DEATH BENEFIT...................................................    14
       Purchase Payment Accumulation Option......................    16
       Maximum Anniversary Option................................    16
       EstatePlus................................................    17
       Spousal Continuation......................................    18
 EXPENSES........................................................    18
       Separate Account Charges..................................    18
       Sales Charge..............................................    18
       Reducing Your Sales Charges...............................    19
       Letter of Intent..........................................    19
       Rights of Accumulation....................................    20
       Purchase Payments Subject to a Withdrawal Charge..........    20
       Investment Charges........................................    20
       Transfer Fee..............................................    20
       Optional EstatePlus Fee...................................    21
       Premium Tax...............................................    21
       Income Taxes..............................................    21
       Reduction or Elimination of Charges and Expenses, and
        Additional Amounts Credited..............................    21
 INCOME OPTIONS..................................................    21
       Annuity Date..............................................    21
       Income Options............................................    21
       Fixed or Variable Income Payments.........................    22
       Income Payments...........................................    22
       Transfers During the Income Phase.........................    22
       Deferment of Payments.....................................    22
       The Income Protector Feature..............................    22
 TAXES...........................................................    23
       Annuity Contracts in General..............................    24
       Tax Treatment of Distributions - Non-qualified
        Contracts................................................    24
       Tax Treatment of Distributions - Qualified Contracts......    24
       Minimum Distributions.....................................    25
       Tax Treatment of Death Benefits...........................    25
       Contracts Owned by a Trust or Corporation.................    25
       Gifts, Pledges and/or Assignments of a Non-Qualified
        Contract.................................................    26
       Diversification and Investor Control......................    26
 PERFORMANCE.....................................................    26
 OTHER INFORMATION...............................................    26
       AIG SunAmerica Life.......................................    26
       The Separate Account......................................    26
       The General Account.......................................    26
       Distribution of the Contract..............................    27
       Administration............................................    27
       Legal Proceedings.........................................    27
       Ownership.................................................    27
       Independent Accountants...................................    27
       Registration Statement....................................    27
 TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL
   INFORMATION...................................................    28
 APPENDIX A -- CONDENSED FINANCIAL INFORMATION...................   A-1
 APPENDIX B -- MARKET VALUE ADJUSTMENT ("MVA")...................   B-1
 APPENDIX C -- DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION.....
                                                                    C-1
 APPENDIX D -- HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE
   INCOME PROTECTOR FEATURE......................................   D-1
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                                GLOSSARY
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 We have capitalized some of the technical terms used in this prospectus. To help you understand these terms, we have defined them in this glossary.
 ACCUMULATION PHASE - The period during which you invest money in your contract.
 ACCUMULATION UNITS - A measurement we use to calculate the value of the variable portion of your contract during the Accumulation Phase.
 ANNUITANT(S) - The person(s) on whose life (lives) we base income payments.
 ANNUITY DATE - The date on which income payments are to begin, as selected by you.
 ANNUITY UNITS - A measurement we use to calculate the amount of income payments you receive from the variable portion of your contract during the Income Phase.
 BENEFICIARY - The person designated to receive any benefits under the contract if you or the Annuitant dies.
 COMPANY - AIG SunAmerica Life Assurance Company, AIG SunAmerica Life,
 we, us, the issuer of this annuity contract. Only "AIG SunAmerica
 Life" is a capitalized term in the prospectus.
 GROSS PURCHASE PAYMENTS - The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it. Gross Purchase Payments do not reflect the reduction of the sales charge.
 INCOME PHASE - The period during which we make income payments to you.
 IRS - The Internal Revenue Service.
 LATEST ANNUITY DATE - Your 95th birthday or tenth contract
 anniversary, whichever is later.
 NON-QUALIFIED (CONTRACT) - A contract purchased with after-tax dollars. In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account ("IRA").
 PURCHASE PAYMENTS - The portion of your Gross Purchase Payments which we invest in your contract. We calculate this amount by deducting the applicable sales charge from your Gross Purchase Payments.
 QUALIFIED (CONTRACT) - A contract purchased with pre-tax dollars.
 These contracts are generally purchased under a pension plan, specially sponsored program or IRA.
 TRUSTS - Refers to the American Funds Insurance Series, the Anchor
 Series Trust, the Lord Abbett Series Fund, Inc., the SunAmerica Series
 Trust and the Van Kampen Life Investment Trust collectively.
 VARIABLE PORTFOLIO(S) - The variable investment options available under the contract. Each Variable Portfolio has its own investment objective and is invested in the underlying investments of the
 American Funds Insurance Series, the Anchor Series Trust, the Lord
 Abbett Series Fund, Inc., the SunAmerica Series Trust and the Van
 Kampen Life Investment Trust. The underlying investment portfolio may be referred to as Underlying Funds.


ALL FINANCIAL REPRESENTATIVES THAT SELL THE CONTRACTS OFFERED BY THIS PROSPECTUS
                     ARE REQUIRED TO DELIVER A PROSPECTUS.

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                                   HIGHLIGHTS
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The Polaris(II) A-Class Variable Annuity is a contract between you and AIG SunAmerica Life Assurance Company ("AIG SunAmerica Life"). It is designed to help you invest on a tax-deferred basis and meet long-term financial goals. There are minimum Purchase Payment amounts required to purchase a contract. Purchase Payments may be invested in a variety of variable and fixed account options. Like all deferred annuities, the contract has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you invest money in your contract. The Income Phase begins when you start receiving income payments from your annuity to provide for your retirement.


FREE LOOK: You may cancel your contract within 10 days after receiving it (or whatever period is required in your state). You will receive whatever your contract is worth on the day that we receive your request plus any sales charge we deducted. The amount refunded may be more or less than your original Purchase Payment. We will return your original Purchase Payment if required by law. Please see PURCHASING A POLARIS(II) A-CLASS VARIABLE ANNUITY in the prospectus.



EXPENSES: There are fees and charges associated with the contract. We deduct separate account charges which equal 0.85% annually of the average daily value of your contract allocated to the Variable Portfolios. There are investment charges on amounts invested in the Variable Portfolios. If you elect optional features available under the contract we may charge additional fees for those features. We apply an up-front sales charge against Gross Purchase Payments you make to your contract. The sales charge equals a percentage of each Gross Purchase Payment and varies with your investment amount. Please see the FEE TABLE, PURCHASING A POLARIS(II) A-CLASS VARIABLE ANNUITY and EXPENSES in the prospectus.


ACCESS TO YOUR MONEY: You may withdraw money from your contract during the Accumulation Phase. If you do so, earnings are deemed to be withdrawn first. You will pay income taxes on earnings and untaxed contributions when you withdraw them. Payments received during the Income Phase are considered partly a return of your original investment. A federal tax penalty may apply if you make withdrawals before age 59 1/2. Please see ACCESS TO YOUR MONEY and TAXES in the prospectus.

DEATH BENEFIT: A death benefit feature is available under the contract to protect your Beneficiaries in the event of your death during the Accumulation Phase. Please see DEATH BENEFITS in the prospectus.

INCOME OPTIONS: When you are ready to begin taking income, you can choose to receive income payments on a variable basis, fixed basis or a combination of both. You may also chose from five different income options, including an option for income that you cannot outlive. Please see INCOME OPTIONS in the prospectus.


INQUIRIES: If you have questions about your contract call your financial representative or contact us at AIG SunAmerica Life Assurance Company Annuity Service Center P.O. Box 54299 Los Angeles, California 90054-0299. Telephone
Number: (800) 445-SUN2.



AIG SUNAMERICA LIFE OFFERS SEVERAL VARIABLE ANNUITY PRODUCTS TO MEET THE DIVERSE NEEDS OF OUR INVESTORS. EACH PRODUCT MAY PROVIDE DIFFERENT FEATURES AND BENEFITS OFFERED AT DIFFERENT FEES, CHARGES AND EXPENSES. WHEN WORKING WITH YOUR FINANCIAL REPRESENTATIVE TO DETERMINE THE BEST PRODUCT TO MEET YOUR NEEDS, YOU SHOULD CONSIDER, AMONG OTHER THINGS, WHETHER THE FEATURES OF THIS CONTRACT AND THE RELATED FEES PROVIDE THE MOST APPROPRIATE PACKAGE TO HELP YOU MEET YOUR LONG-TERM RETIREMENT SAVINGS GOALS.


  PLEASE READ THE PROSPECTUS CAREFULLY FOR MORE DETAILED INFORMATION REGARDING THESE AND OTHER FEATURES AND BENEFITS OF THE CONTRACT, AS WELL AS THE RISKS OF
                                   INVESTING.

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                                   FEE TABLES
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THE FOLLOWING DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, TRANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS OR SURRENDER THE CONTRACT. IF APPLICABLE, YOU MAY ALSO BE SUBJECT TO STATE PREMIUM TAXES.

MAXIMUM OWNER TRANSACTION EXPENSES


                                             SALES CHARGE AS A
   INVESTMENT AMOUNT (AS DEFINED IN         PERCENTAGE OF GROSS
        SALES CHARGE SECTION)          PURCHASE PAYMENT INVESTMENT(1)
                                        ----------------------------
-----------------------------
  Less than $50,000...................             5.75%
  $50,000 but less than $100,000......             4.75%
  $100,000 but less than $250,000.....             3.50%
  $250,000 but less than $500,000.....             2.50%
  $500,000 but less than $1,000,000...             2.00%
  $1,000,000 or more..................            0.50%(2)


  TRANSFER FEE......................... No charge for the first 15 transfers each contract year; thereafter,
                                        the fee is $25 ($10 in
                                        Pennsylvania and Texas) per
                                        transfer

THE FOLLOWING DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING UNDERLYING PORTFOLIO FEES AND EXPENSES WHICH ARE OUTLINED IN THE NEXT SECTION.

CONTRACT MAINTENANCE FEE..................................................  None

SEPARATE ACCOUNT ANNUAL EXPENSES
(DEDUCTED DAILY AS A PERCENTAGE OF YOUR AVERAGE DAILY NET ASSET VALUE)

    Mortality and Expense Risk Fees.......................  0.70%
    Distribution Expense Charge...........................  0.15%
    Optional EstatePlus Fee(3)............................  0.25%
                                                            -----
      TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES..............  1.10%
                                                            =====


Footnotes to the Fee Tables



(1) Your Gross Purchase Payment may qualify for a reduced sales charge. SEE EXPENSES SECTION.



(2) A withdrawal charge of 0.50% applies to Gross Purchase Payments subject to a 0.50% sales charge if invested less than 12 months at the time of withdrawal.



(3) EstatePlus, an enhanced death benefit feature is optional. If you do not elect the EstatePlus feature, your total separate account annual expenses would be 0.85%.


THE FOLLOWING SHOWS THE MINIMUM AND MAXIMUM TOTAL OPERATING EXPENSES CHARGED BY THE UNDERLYING PORTFOLIOS OF THE TRUSTS BEFORE ANY WAIVERS OR REIMBURSEMENTS THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE CONTRACT. MORE DETAIL CONCERNING TRUSTS' FEES AND EXPENSES IS CONTAINED IN THE PROSPECTUS FOR EACH THE TRUSTS. PLEASE READ THEM CAREFULLY BEFORE INVESTING.

                               PORTFOLIO EXPENSES


TOTAL ANNUAL TRUST OPERATING EXPENSES                         MINIMUM   MAXIMUM
-------------------------------------                         -------   -------
(expenses that are deducted from Trust assets, including
management fees, 12b-1 fees, and other expenses)............   0.54%     1.66%

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                      MAXIMUM AND MINIMUM EXPENSE EXAMPLES
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These Examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include owner transaction expenses, separate account annual expenses, fees for optional features and fees and expenses of the underlying portfolios of the Trusts.

The Examples assume that you invest $10,000 in the contract for the time periods indicated; that your investment has a 5% return each year; and that the maximum and minimum fees and expenses of the underlying portfolios of the Trusts are reflected. Although your actual costs may be higher or lower, based on these assumptions, your costs at the end of the stated period would be:

MAXIMUM EXPENSE EXAMPLES

(ASSUMING MAXIMUM SEPARATE ACCOUNT ANNUAL EXPENSES OF 1.10%, INVESTMENT IN AN UNDERLYING PORTFOLIO WITH TOTAL EXPENSES OF 1.66% AND A SALES CHARGE OF 5.75%)


(1) If you surrender your contract at the end of the applicable time period and you elect the optional Estate Plus (0.25%) feature:


 1 YEAR      3 YEARS     5 YEARS    10 YEARS
---------------------------------------------
---------------------------------------------
  $838      $1,382      $1,950      $3,487
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---------------------------------------------



(2) If you annuitize your contract at the end of the applicable time period:



 1 YEAR      3 YEARS     5 YEARS    10 YEARS
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---------------------------------------------
  $240        $737      $1,259      $2,682
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---------------------------------------------



(3) If you do not surrender your contract and you elect the optional Estate Plus (0.25%) feature:



 1 YEAR      3 YEARS     5 YEARS    10 YEARS
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---------------------------------------------
  $838      $1,382      $1,950      $3,487
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MINIMUM EXPENSE EXAMPLES

(ASSUMING MINIMUM SEPARATE ACCOUNT ANNUAL EXPENSES OF 0.85% AND INVESTMENT IN AN UNDERLYING PORTFOLIO WITH TOTAL EXPENSES OF 0.54% AND A SALES CHARGE OF 5.75%)


(1) If you surrender your contract at the end of the applicable time period and you do not elect any optional features:


 1 YEAR      3 YEARS     5 YEARS    10 YEARS
---------------------------------------------
---------------------------------------------
  $708        $990      $1,292      $2,148
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---------------------------------------------



(2) If you annuitize your contract at the end of the applicable time period:



 1 YEAR      3 YEARS     5 YEARS    10 YEARS
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---------------------------------------------
  $133        $415        $717      $1,573
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---------------------------------------------



(3) If you do not surrender your contract and you do not elect any optional features:



 1 YEAR      3 YEARS     5 YEARS    10 YEARS
---------------------------------------------
---------------------------------------------
  $708        $990      $1,292      $2,148
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EXPLANATION OF FEE TABLES AND EXAMPLES


1. The purpose of the Fee Tables is to show you the various expenses you would incur directly and indirectly by investing in the contract. The tables represented both fees at the separate account level as well as underlying portfolio fees. Additional information on the underlying portfolio fees can be found in the Trust prospectuses.

2. In addition to the stated assumptions, the Examples also assume separate account charges as indicated and that no transfer fees were imposed. Although premium taxes may apply in certain states, they are not reflected in the Examples.

3. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

  THE HISTORICAL ACCUMULATION VALUES ARE CONTAINED IN APPENDIX A -- CONDENSED
                             FINANCIAL INFORMATION.

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                    THE POLARIS(II) A-CLASS VARIABLE ANNUITY
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An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

     - Tax Deferral: This means that you do not pay taxes on your earnings from the annuity until you withdraw them.

     - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

     - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.

Tax-qualified retirement plans (e.g., IRAs, 401(k) or 403(b) plans) defer payment of taxes on earnings until withdrawal. If you are considering funding a tax-qualified retirement plan with an annuity, you should know that an annuity does not provide any additional tax deferral treatment of earnings beyond the treatment provided by the tax-qualified retirement plan itself. However, annuities do provide other features and benefits which may be valuable to you. You should fully discuss your purchase decision with your financial representative.

This annuity was developed to help you contribute to your retirement savings. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request us to start making income payments to you out of the money accumulated in your contract.

The contract is called a "variable" annuity because it allows you to invest in portfolios which, like mutual funds, vary with market conditions. You can gain or lose money if you invest in these Variable Portfolios. The amount of money you accumulate in your contract depends on the performance of the Variable Portfolios in which you invest.


Fixed account options earn interest at a rate set and guaranteed by AIG SunAmerica Life. If you allocate money to the fixed account options, the amount of money that accumulates in the contract depends on the total interest credited to the particular fixed account option(s) in which you invest.


For more information on investment options available under this contract SEE INVESTMENT OPTIONS BELOW.

This annuity is designed to assist in contributing to retirement savings of investors whose personal circumstances allow for a long-term investment time horizon. As a function of the Internal Revenue Code ("IRC"), you may be assessed a 10% federal tax penalty on the taxable portion of any withdrawal made prior to your reaching age 59 1/2.


AIG SunAmerica Life Assurance Company (AIG SunAmerica Life, The Company, us, we) issues the Polaris(II) A-Class Variable Annuity. When you purchase a Polaris(II) A-Class Variable Annuity, a contract exists between you and AIG SunAmerica Life. The Company is a stock life insurance company organized under the laws of the state of Arizona. Its principal place of business is 1 SunAmerica Center, Los Angeles, California 90067. The Company conducts life insurance and annuity business in the District of Columbia and all states except New York. AIG SunAmerica Life is an indirect, wholly owned subsidiary of American International Group, Inc. ("AIG"), a Delaware corporation.

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                        PURCHASING A POLARIS(II) A-CLASS
                                VARIABLE ANNUITY
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An initial Gross Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Gross Purchase Payment.

The following chart shows the minimum initial and subsequent Gross Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-qualified for tax purposes. FOR FURTHER EXPLANATION, SEE TAXES BELOW.

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                       Minimum Initial        Minimum
                        Gross Purchase    Subsequent Gross
                           Payment        Purchase Payment
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      Qualified             $2,000              $250
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    Non-Qualified           $5,000              $500
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We reserve the right to require company approval prior to accepting Purchase Payments greater than $1,000,000. For contracts owned by a non-natural owner, we reserve the right to require prior Company approval to accept Purchase Payments greater than $250,000. Subsequent Purchase Payments that would cause total Purchase Payments in all contracts issued by AIG SunAmerica Life and First SunAmerica Life Insurance Company, an affiliate of the Company, to the same owner to exceed these limits may also be subject to company pre-approval. For any contracts subject to these dollar amount reservations, we further reserve the right to limit the death benefit amount payable in excess of contract value at the time we receive all required paperwork and satisfactory proof of death. Any limit on the maximum death benefit payable would be mutually agreed upon by you and the Company prior to purchasing the contract. We reserve the right to change the amount at which pre-approval is required at any time.



Once you have contributed at least the minimum initial Purchase Payment, you can establish an optional automatic payment plan that allows you to make subsequent Purchase Payments of as little as $100.00.



We may refuse any Gross Purchase Payment. In addition, we may not issue a contract to anyone age 86 or older. You may not elect Estate Plus if you are age 81 or older at the time of contract issue. In general, we will not issue a Qualified contract to anyone who is age 70 1/2 or older, unless it is shown that the minimum distribution required by the IRS is being made.



We allow spouses to jointly own this contract. However, the age of the older spouse is used to determine the availability of any age driven benefits. The addition of a joint owner after the contract has been issued is contingent upon prior review and approval by the Company. If we learn of a misstatement of age, we reserve the right to fully pursue our remedies including termination of the contract and/or revocation of any age-driven benefit.



You may assign this contract before beginning the Income Phase by sending us a written request for an assignment. Your rights and those of any other person with rights under this contract will be subject to the assignment. WE RESERVE THE RIGHT TO NOT RECOGNIZE ASSIGNMENTS IF IT CHANGES THE RISK PROFILE OF THE OWNER OF THE CONTRACT, AS DETERMINED IN OUR SOLE DISCRETION. Please see the Statement of Additional Information for details on the tax consequences of an assignment.


ALLOCATION OF PURCHASE PAYMENTS

A Purchase Payment is the portion of your Gross Purchase Payment which we invest in your contract after we deduct the sales charge.

We invest your Purchase Payments in the fixed and variable investment options according to your instructions. If we receive a Purchase Payment without allocation instructions, we invest the money according to your last allocation instructions. SEE INVESTMENT OPTIONS BELOW.


In order to issue your contract, we must receive your completed application, Purchase Payment allocation instructions and any other required paperwork at our Annuity Service Center. We allocate your initial Purchase Payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days we will send your money back to you, or ask your permission to keep your money until we get the information necessary to issue the contract.


ACCUMULATION UNITS


When you allocate a Purchase Payment to the Variable Portfolios, we credit your contract with Accumulation Units of the separate account funding the Polaris(II) A-Class variable annuity. We base the number of Accumulation Units you receive on the value of the Variable Portfolio as of the day we receive your money, if we receive it before 1 p.m. Pacific Standard Time, or on the next business day's unit value if we receive your money after 1 p.m. Pacific Standard Time. The value of an Accumulation Unit goes up and down based on the performance of the Variable Portfolios.


We calculate the value of an Accumulation Unit each day that the New York Stock Exchange ("NYSE") is open as follows:

     1. Determining the total value of money invested in a particular Variable Portfolio;

     2. Subtracting from that amount all applicable insurance charges; and

     3. Dividing this amount by the number of outstanding Accumulation Units at the end of the given NYSE business day.

We determine the number of Accumulation Units credited to your contract by dividing the Purchase Payment by the Accumulation Unit value for the specific Variable Portfolio.

     EXAMPLE:


     We receive a $25,000 Gross Purchase Payment from you on Wednesday which you allocate to the Global Bond Portfolio. After we deduct the sales charge, the net amount to be invested of your Gross Purchase Payment is $23,562.50. We determine that the value of an Accumulation Unit for the Global Bond Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $23,562.50 by $11.10 and credit your contract on Wednesday night with 2,122.747748 Accumulation Units for the Global Bond Portfolio.


Performance of the Variable Portfolios and the insurance charges under your contract affect Accumulation Unit values. These factors cause the value of your contract to go up and down.

FREE LOOK


You may cancel your contract within ten days after receiving it (or longer if required by state law). We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299. Generally, we will refund the value of your contract on the day we receive your request, plus the sales charge we deducted. The amount refunded may be more or less than the amount you originally invested.


Certain states require us to return your Gross Purchase Payments upon a free look request. Additionally, all contracts issued as an IRA require the full return of Gross Purchase Payments upon a free look. With respect to those contracts, we reserve the right to put your money in the Cash Management Portfolio during the free look period. If you cancel your contract during the free look period, we return the greater of (1) your Gross Purchase Payment; or (2) the value of your contract plus the sales charge we deducted.


EXCHANGE OFFERS


From time to time, we may offer to allow you to exchange an older variable annuity issued by AIG SunAmerica Life or one of its affiliates, for a newer product with more current features and benefits, also issued by AIG SunAmerica Life or one of its affiliates. Such an exchange offer will be made in accordance with applicable state and federal securities and insurance rules and regulations. We will explain the specific terms and conditions of any such exchange offer at the time the offer is made.


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                               INVESTMENT OPTIONS
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VARIABLE PORTFOLIOS

The Variable Portfolios invest in shares of the American Funds Insurance Series, the Anchor Series Trust, the SunAmerica Series Trust, Lord Abbett Series Fund, Inc. and the Van Kampen Life Investment Trust (the "Trusts"). Additional Variable Portfolios may be available in the future. The Variable Portfolios are only available through the purchase of certain insurance contracts.

AIG SunAmerica Asset Management Corp. ("AIG SAAMCo"), an indirect wholly-owned subsidiary of AIG, is the investment adviser to the Trusts. The Trusts serve as the underlying investment vehicles for other variable annuity contracts issued by AIG SunAmerica Life, and other affiliated/unaffiliated insurance companies. Neither AIG SunAmerica Life nor the Trusts believe that offering shares of the Trusts in this manner disadvantages you. AIG SAAMCo monitors the Trusts for potential conflicts.

The Variable Portfolios along with their respective subadvisers are listed below:


     ANCHOR SERIES TRUST -- CLASS 1


Wellington Management Company, LLP serves as subadviser to the Anchor Series Trust portfolios. Anchor Series Trust ("AST") has investment portfolios in addition to those listed below which are not available for investment under the contract.


     SUNAMERICA SERIES TRUST -- CLASS 1



Various subadvisers provide investment advice for the SunAmerica Series Trust portfolios. SunAmerica Series Trust ("SAST") has investment portfolios in addition to those listed below which are not available for investment under the contract.



     LORD ABBETT SERIES FUND, INC. -- CLASS VC


Lord Abbett & Co. provides investment advice for the Lord Abbett Series Fund, Inc. portfolios. Lord Abbett Series Fund, Inc. ("LASF") has investment portfolios in addition to those listed below that are not available for investment under the contract.


     VAN KAMPEN LIFE INVESTMENT TRUST -- CLASS II


Van Kampen Asset Management Inc. provides investment advice for the Van Kampen Life Investment Trust ("VKT") portfolios. Van Kampen Life Investment Trust has investment portfolios in addition to those listed here which are not available for investment under the contract.


     AMERICAN FUNDS INSURANCE SERIES -- CLASS 2


Capital Research and Management Company provides investment advice for the American Funds Insurance Series ("AFIS") portfolios. American Funds Insurance Series has investment portfolios in addition to those listed here that are not available for investment under the contract.

STOCKS:
 MANAGED BY AIG SUNAMERICA ASSET MANAGEMENT CORP.

      - Aggressive Growth Portfolio                                         SAST


      - Blue Chip Growth Portfolio                                          SAST


      - "Dogs" of Wall Street Portfolio*                                    SAST


      - Growth Opportunities Portfolio                                      SAST

  MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.

      - Alliance Growth Portfolio                                           SAST


      - Global Equities Portfolio                                           SAST


      - Growth-Income Portfolio                                             SAST

  MANAGED BY CAPITAL RESEARCH AND MANAGEMENT COMPANY
      - American Funds Global Growth Portfolio                              AFIS
      - American Funds Growth Portfolio                                     AFIS
      - American Funds Growth-Income Portfolio                              AFIS

  MANAGED BY DAVIS ADVISORS


      - Davis Venture Value Portfolio                                       SAST


      - Real Estate Portfolio                                               SAST


  MANAGED BY FEDERATED EQUITY MANAGEMENT


      - Federated American Leaders Portfolio*                               SAST


      - Telecom Utility Portfolio                                           SAST

  MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT

      - Goldman Sachs Research Portfolio                                    SAST

  MANAGED BY LORD ABBETT & CO.
      - LASF Growth and Income Portfolio                                    LASF
      - LASF Mid-Cap Value                                                  LASF
  MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY

      - MFS Massachusetts Investors Trust Portfolio SAST


      - MFS Mid-Cap Growth Portfolio                                        SAST


  MANAGED BY PUTNAM INVESTMENT MANAGEMENT LLC


      - Emerging Markets Portfolio                                          SAST


      - International Growth & Income Portfolio                             SAST


      - Putnam Growth: Voyager Portfolio                                    SAST

 MANAGED BY VAN KAMPEN/VAN KAMPEN ASSET MANAGEMENT INC.

      - International Diversified Equities Portfolio+  SAST


      - Technology Portfolio+                                               SAST


      - Van Kampen LIT Comstock Portfolio, Class II Shares*                  VKT

      - Van Kampen LIT Emerging Growth Portfolio, Class II Shares            VKT
      - Van Kampen LIT Growth and Income Portfolio, Class II Shares          VKT
  MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
      - Capital Appreciation Portfolio                                       AST
      - Growth Portfolio                                                     AST
BALANCED:
 MANAGED BY AIG SUNAMERICA ASSET MANAGEMENT CORP.

      - SunAmerica Balanced Portfolio                                       SAST

  MANAGED BY CAPITAL RESEARCH AND MANAGEMENT COMPANY
      - American Funds Asset Allocation Portfolio                           AFIS
  MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY

      - MFS Total Return Portfolio                                          SAST

  MANAGED BY WM ADVISORS, INC.

      - Asset Allocation Portfolio                                           AST

BONDS:
 MANAGED BY AIG SUNAMERICA ASSET MANAGEMENT CORP.

      - High-Yield Bond Portfolio                                           SAST


  MANAGED BY FEDERATED INVESTMENT MANAGEMENT


      - Corporate Bond Portfolio                                            SAST

  MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT INT'L.

      - Global Bond Portfolio                                               SAST

  MANAGED BY VAN KAMPEN

      - Worldwide High Income Portfolio                                     SAST

  MANAGED BY WELLINGTON MANAGEMENT COMPANY LLP
      - Government & Quality Bond Portfolio                                  AST
CASH:

  MANAGED BY BANC OF AMERICA CAPITAL MANAGEMENT, LLC

      - Cash Management Portfolio                                           SAST



* "Dogs" of Wall Street is an equity fund seeking total return. Federated American Leaders is an equity fund seeking growth of capital and income. Van Kampen LIT Comstock is an equity fund seeking capital growth and income.



+ Morgan Stanley Investment Management, Inc., the subadviser for these portfolios, does business in certain instances using the name Van Kampen.


YOU SHOULD READ THE PROSPECTUSES FOR THE TRUSTS CAREFULLY. THESE PROSPECTUSES CONTAIN DETAILED INFORMATION ABOUT THE VARIABLE PORTFOLIOS, INCLUDING EACH VARIABLE PORTFOLIO'S INVESTMENT OBJECTIVE AND RISK FACTORS.

FIXED ACCOUNT OPTIONS


Your contract may offer Fixed Account Guarantee Periods ("FAGP") to which you may allocate certain Purchase Payments or contract value. Available guarantee periods may be for different lengths of time (such as 1, 3 or 5 years) and may have different guaranteed interest rates, as noted below. We guarantee the interest rate credited to amounts allocated to any available FAGP and that the rate will never be less than the minimum guaranteed interest rate as specified in your contract. Once established, the rates for specified payments do not change during the guarantee period. We determine the FAGPs offered at any time in our sole discretion and we reserve the right to change the FAGPs that we make available at any time, unless state law requires us to do otherwise. Please check with your financial representative to learn if any FAGPs are currently offered.


There are three interest rate scenarios for money allocated to the FAGPs. Each of these rates may differ from one another. Once declared, the applicable rate is guaranteed until the corresponding guarantee period expires. Under each scenario your money may be credited a different rate of interest as follows:

     Initial Rate: The rate credited to any portion of the initial Purchase Payment allocated to a FAGP.

     Current Rate: The rate credited to any portion of the subsequent Purchase Payments allocated to a FAGP.

     Renewal Rate: The rate credited to money transferred from a FAGP or a Variable Portfolio into a FAGP and to money remaining in a FAGP after expiration of a guarantee period.


When a FAGP ends, you may leave your money in the same FAGP or you may reallocate your money to another FAGP or to the Variable Portfolios. If you want to reallocate your money, you must contact us within 30 days after the end of the current interest guarantee period and instruct us as to where you would like the money invested. We do not contact you. If we do not hear from you, your money will remain in the same FAGP where it will earn interest at the renewal rate then in effect for that FAGP.



All FAGPs may not be available in all states. At any time we are crediting the guaranteed minimum interest rate specified in your contract to the fixed accounts, we reserve the right to restrict transfers and Purchase Payments into the FAGPs. We may also offer Dollar Cost Averaging Fixed Accounts ("DCAFA"). The rules, restrictions and operation of DCAFAs may differ from the standard FAGPs described above, please see DOLLAR COST AVERAGING below for more details.


DOLLAR COST AVERAGING FIXED ACCOUNTS

You may invest initial and/or subsequent Purchase Payments in DCAFAs, if available. DCAFAs also credit a fixed rate of interest but are specifically designed to facilitate a dollar cost averaging program. Interest is credited to amounts allocated to the DCAFAs while your investment is transferred to the Variable Portfolios over certain specified time frames. The interest rates applicable to the DCAFA may differ from those applicable to any available FAGPs but will never be less than the minimum annual guaranteed interest rate as specified in your contract. However, when using a DCAFA the annual interest rate is paid on a declining balance as you systematically transfer your investment to the Variable Portfolios. Therefore, the actual effective yield will be less than the annual crediting rate. We determine the DCAFAs offered at any time in our sole discretion and we reserve the right to change to DCAFAs that we make available at any time, unless state law requires us to do otherwise. See DOLLAR COST AVERAGING below for more information.


ASSET ALLOCATION PROGRAM

PROGRAM DESCRIPTION

The asset allocation program is offered to help you diversify your investment across various asset classes. Each of the models is comprised of a carefully selected combination of Variable Portfolios with allocation amongst the various asset classes based on historical asset class performance to meet stated investment time horizons and risk tolerances.

ENROLLING IN THE PROGRAM


You may enroll in the program by selecting the model as well as any program options on the product application form. If you already own a policy, you must complete and submit a program election form. You and your financial representative determine the model most appropriate for you. You may discontinue investment in the program at any time with a written request, telephone or internet instructions, subject to our rules.



You may also choose to invest gradually into a model through the dollar cost averaging program. You may only invest in one model at a time. You may invest in investment options outside your selected model but only in those Variable Portfolios that are not utilized in the model you selected. A transfer into or out of one of the Variable Portfolios in your model, outside of the specifications in the model will effectively terminate your participation in the program. There is no fee for participating in this program.


WITHDRAWALS

You may request withdrawals, as permitted by your contract, which will be taken proportionately from each of the allocations in the selected model unless otherwise instructed by you. If you choose to make a non-proportional withdrawal from the Variable Portfolio in the model, your investment may no longer be consistent with the model's intended objectives.

Withdrawals may be subject to a withdrawal charge. Withdrawals may be taxable and a 10% IRS penalty may apply if you are under age 59 1/2.

KEEPING YOUR PROGRAM ON TARGET

  REBALANCING

You can elect to have your contract rebalanced quarterly, semi-annually, or annually to maintain the target asset allocation among the Variable Portfolios of the model you selected. Only those investment options within each model will be rebalanced. An investment not included in the model can not be rebalanced.

  ANNUAL RE-EVALUATION


Each year, on or about March 31, the allocations in every model are re-evaluated and updated to assure that the investment objectives remain consistent. The percentage allocations within each model may change and investment options may be added to or deleted from a model as a result of the annual re-evaluation. We will automatically rebalance your investment according to the reevaluation allocations each year at or around March 31. If you choose not to participate in the re-evaluation part of this program, you must contact the Annuity Service Center. Some broker-dealers require that you consent to the re-evaluation each year and will not allow us to automatically rebalance your contract in accordance with the re-evaluated models. Please check with your financial representative to determine the protocol for his/her firm.


IMPORTANT INFORMATION

Using an asset allocation methodology does not guarantee greater or more consistent returns. Historical market and asset class performance may differ in the future from the historical performance upon which the models are built. Also, allocation to a single asset class may outperform a model, so that you could have been better off in an investment option or options representing a single asset class than in a model. However, such a strategy involves a greater degree of risk because of the concentration of like securities in a single asset class.

The models represent suggested allocations which are provided as general guidance. You should work with your financial representative to assist you in determining if one of the models meets your financial needs, investment time horizon, and is consistent with your risk comfort level. Information concerning availability of the program and the specific models can be obtained from your financial representative.

We have the right to modify, suspend or terminate the Asset Allocation Program at any time.


TRANSFERS DURING THE ACCUMULATION PHASE



During the Accumulation Phase you may transfer funds between the Variable Portfolios and/or any available fixed account options. Funds already in your contract cannot be transferred into the DCA fixed accounts. You must transfer at least $100 per transfer. If less than $100 remains in any Variable Portfolio after a transfer, that amount must be transferred as well. We will process any transfer request as of the day we receive it in good order if the request is received before the New York Stock Exchange ("NYSE") closes, generally at 1:00 p.m. Pacific Time. If the transfer request is received after the NYSE closes, the request will be processed on the next business day.



This product is not designed for professional organizations or individuals engaged in trading strategies that seek to benefit from short term price fluctuations or price irregularities by making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio in which the Variable Portfolios invest. These types of trading strategies can be disruptive to the underlying portfolios in which the Variable Portfolios invest and thereby potentially harmful to investors.



In connection with our efforts to control harmful trading, we may monitor your trading activity. If we determine, in our sole discretion, that your transfer patterns among the Variable Portfolios and/or available fixed accounts reflect a potentially harmful trading strategy, we reserve the right to take action to protect other investors. Such action may include, but may not be limited to, restricting the way you can request transfers among the Variable Portfolios, imposing penalty fees on such trading activity, and/or otherwise restricting transfer capability in accordance with state and federal rules and regulations. We will notify you, in writing, if we determine in our sole discretion that we must terminate your transfer privileges. Some of the factors we may consider when determining our transfer policies and/or other transfer restrictions may include, but are not limited to:



     - the number of transfers made in a defined period;



     - the dollar amount of the transfer;



     - the total assets of the Variable Portfolio involved in the transfer;



     - the investment objectives of the particular Variable Portfolios involved in your transfers; and/or



     - whether the transfer appears to be part of a pattern of transfers to take advantage of short-term market fluctuations or market inefficiencies.



Subject to our rules, restrictions and policies, you may request transfers of your account value between the Variable Portfolios and/or the available fixed account options by telephone or through AIG SunAmerica's website (http://www.aigsunamerica.com) or in writing by mail or facsimile. We allow 15 free transfers per contract per year. We charge $25 ($10 in Pennsylvania and Texas) for each additional transfer in any contract year.



Transfers resulting from your participation in the DCA or Asset Rebalancing programs do not count against your 15 free transfers per contract year.



All transfer request in excess of 15 transfers per contract year must be submitted in writing by United States Postal Service first-class mail ("U.S. Mail") until your next contract anniversary. Transfer requests sent by same day mail, overnight mail or courier services will not be accepted. Transfer requests required to be submitted by U.S. Mail can only be cancelled by a written request sent by U.S. Mail. Transfers resulting from your participation in the DCA or Asset Rebalancing programs are not included for the purposes of determining the number of transfers for the U.S. Mail requirement.



We may accept transfers by telephone or the Internet unless you tell us not to on your contract application. When receiving instructions over the telephone or the Internet, we follow appropriate procedures to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone or the Internet. If we fail to follow our procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.



For information regarding transfers during the Income Phase, see INCOME OPTIONS below.



We reserve the right to modify, suspend, waive or terminate these transfer provisions at any time.


DOLLAR COST AVERAGING


The DCA program allows you to invest gradually in the Variable Portfolios. Under the program you systematically transfer a set dollar amount or percentage from one Variable Portfolio (source accounts) to any other Variable Portfolio (target account). If available, you may systematically transfer interest earned in available fixed account guarantee periods ("FAGPs") into any of the Variable Portfolios on certain periodic schedules offered by us. You may change or terminate these systematic transfers by contacting our Annuity Service Center. Check with your financial representative about the current availability of this service. Transfers may occur on certain periodic schedules, such as monthly or weekly and count against your 15 free transfers per contract year. You may change the frequency to other available options at any time by notifying us in writing. The minimum transfer amount under the DCA program is $100, regardless of the source account. FAGPs are not available as target accounts for the DCA program. There is no fee for participating in the DCA program.


We may also offer the DCAFAs exclusively to facilitate this program for a specified period. The DCAFAs only accept new Purchase Payments. You cannot transfer money already in your contract into these options. When you allocate a Purchase Payment into a DCAFA, your money is transferred into the Variable Portfolios over the selected time period at an offered frequency of your choosing. You cannot change the option or the frequency of transfers once selected.

For example, if you allocate $1,000 to a DCAFA and you select monthly transfers, we completely transfer all of your money to the selected investment options over an equal period of months.

You may terminate your DCA program at any time. If money remains in the DCAFAs, we transfer the remaining money according to your instructions or to your current allocation on file. Transfers resulting from a termination of this program do not count towards your 18 free transfers.


The DCA program is designed to lessen the impact of market fluctuations on your investment. However, we cannot ensure that you will make a profit nor guarantee against a loss. When you elect the DCA program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to gradually move $750 each quarter from the Cash Management Portfolio to the Aggressive Growth Portfolio over six months. You set up dollar cost averaging and purchase Accumulation Units at the following values:

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                ACCUMULATION      UNITS
    MONTH           UNIT        PURCHASED
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      1            $ 7.50          100
      2            $ 5.00          150
      3            $10.00           75
      4            $ 7.50          100
      5            $ 5.00          150
      6            $ 7.50          100
-------------------------------------------

     You paid an average price of only $6.67 per Accumulation Unit over six months, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.

AUTOMATIC ASSET REBALANCING PROGRAM

Earnings in your contract may cause the percentage of your investment in each investment option to differ from your original allocations. The Automatic Asset Rebalancing Program addresses this situation. At your election, we periodically rebalance your investments in the Variable Portfolios to return your allocations to their original percentages. Asset rebalancing typically involves shifting a portion of your money out of an investment option with a higher return into an investment option with a lower return.


At your request, rebalancing occurs on a quarterly, semiannual or annual basis. Transfers made as a result of rebalancing do not count against your 15 free transfers for the contract year. There is no charge to participate in this program.



We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want your initial Purchase Payment split between two Variable Portfolios. You want 50% in the Corporate Bond Portfolio and 50% in the Growth Portfolio. Over the next calendar quarter, the bond market does very well while the stock market performs poorly. At the end of the calendar quarter, the Corporate Bond Portfolio now represents 60% of your holdings because it has increased in value and the Growth Portfolio represents 40% of your holdings. If you had chosen quarterly rebalancing, on the last day of that quarter, we would sell some of your units in the Corporate Bond Portfolio to bring its holdings back to 50% and use the money to buy more units in the Growth Portfolio to increase those holdings to 50%.


RETURN PLUS PROGRAM



The Return Plus Program, available if we are offering FAGPs, allows you to invest in one or more Variable Portfolios without putting your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed account options and Variable Portfolios. You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment to allocate to the particular fixed account option to ensure that it grows to an amount equal to your total principal invested under this program. We invest the rest of your principal in the Variable Portfolio(s) of your choice. There is no charge to participate in this program.


We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the fixed account option after we deduct sales charges. You want the amount allocated to the fixed account option to grow to $100,000 in 7 years. If the 7-year fixed account option is offering a 5% interest rate, we will allocate $71,069 to the 7-year fixed account option to ensure that this amount will grow to $100,000 at the end of the 7-year period. The remaining $28,931 may be allocated among the Variable Portfolios, as determined by you, to provide opportunity for greater growth.

VOTING RIGHTS


AIG SunAmerica Life is the legal owner of the Trusts' shares. However, when a Variable Portfolio solicits proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.

SUBSTITUTION


We may amend your contract due to changes to the Variable Portfolios offered under your contract. For example, we may offer new Variable Portfolios, delete Variable Portfolios, or stop accepting allocations and/or investments in a particular Variable Portfolio. We may move assets and re-direct future premium allocations from one Variable Portfolio to another if we receive investor approval through a proxy vote or SEC approval for a fund substitution. This would occur if a Variable Portfolio is no longer an appropriate investment for the contract, for reasons such as continuing substandard performance, or for changes to the portfolio manager, investment objectives, risks and strategies, or federal or state laws. The new Variable Portfolio offered may have different fees and expenses. You will be notified of any upcoming proxies or substitutions that affect your Variable Portfolio choices.

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                              ACCESS TO YOUR MONEY
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You can access money in your contract by making a partial or total withdrawal; and/or by receiving income payments during the Income Phase. SEE INCOME OPTIONS BELOW.


Under certain Qualified plans, access to the money in your contract may be restricted. Additionally, withdrawals made prior to age 59 1/2 may result in a 10% IRS penalty tax. SEE TAXES BELOW. If you withdraw your entire contract value, we also deduct premium taxes if applicable. SEE EXPENSES BELOW.



Under most circumstances, the partial withdrawal minimum is $1,000. We require that the value left in your contract is at least $500 after the withdrawal. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made pro rata from each Variable Portfolio and the fixed account option(s) in which your contract is invested. IN THE EVENT THAT A PRO RATA PARTIAL WITHDRAWAL WOULD CAUSE THE VALUE OF ANY VARIABLE PORTFOLIO OR FIXED ACCOUNT INVESTMENT TO BE LESS THAN $100, WE WILL CONTACT YOU TO OBTAIN ALTERNATE INSTRUCTIONS ON HOW TO STRUCTURE THE WITHDRAWAL.


We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Variable Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, we reserve the right to defer payments for a withdrawal from a fixed account option. Such deferrals are limited to no longer than six months.

SYSTEMATIC WITHDRAWAL PROGRAM

During the Accumulation Phase, you may elect to receive periodic income payments under the systematic withdrawal program. Under the program you may choose to take monthly, quarterly, semiannual or annual payments from your contract. Electronic transfer of these funds to your bank account is available. The minimum amount of each withdrawal is $250. There must be at least $500 remaining in your contract at all times. Withdrawals may be taxable and a 10% IRS penalty tax may apply if you are under age 59 1/2. There is no additional charge for participating in this program, although a withdrawal charge and a MVA may apply.

We reserve the right to modify, suspend or terminate this program at any time.


MINIMUM CONTRACT VALUE


Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract value to you.


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                                 DEATH BENEFIT
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If you die during the Accumulation Phase of your contract, we pay a death benefit to your Beneficiary. At the time you purchase your contract, you must select one of the two death benefit options described below. Once selected, you cannot change your death benefit option. You should discuss the available options with your financial representative to determine which option is best for you.


We do not pay the death benefit if you die after you switch to the Income Phase. However, if you die during the Income Phase, your Beneficiary receives any remaining guaranteed income payments in accordance with the income option you selected. SEE INCOME OPTIONS BELOW.

You name your Beneficiary. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation.


We calculate and pay the death benefit when we receive all required paperwork and satisfactory proof of death. We consider the following satisfactory proof of death:


     1. a certified copy of the death certificate; or
     2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or
     3. a written statement by a medical doctor who attended the deceased at the time of death; or
     4. any other proof satisfactory to us.

We may require additional proof before we pay the death benefit.

If a Beneficiary does not elect a specific form of a payout within 60 days of our receipt of all required paperwork and satisfactory proof of death, we pay a lump sum death benefit to the Beneficiary.


If the Beneficiary is the spouse of the deceased original owner, he or she can elect to continue the contract. SEE SPOUSAL CONTINUATION BELOW.


The death benefit may be paid immediately in the form of a lump sum payment or paid under one of the available Income Options. PLEASE SEE INCOME OPTIONS BELOW. A Beneficiary may also elect to continue the contract and take the death benefit amount in a series of payments based upon the Beneficiary's life expectancy under the Extended Legacy program described below, subject to the applicable Internal Revenue Code distribution requirements. Payments must begin under the selected Income Option or the Extended Legacy program no later than the first anniversary of your death for non-qualified contracts or December 31st of the year following the year of your death for IRAs. Your Beneficiary cannot participate in the Extended Legacy program if your Beneficiary has already elected another settlement option. Beneficiaries who do not begin taking payments within these specified time periods will not be eligible to elect an Income Option or participate in the Extended Legacy program.



  EXTENDED LEGACY PROGRAM AND BENEFICIARY CONTINUATION OPTIONS



The Extended Legacy program can allow a Beneficiary to take the death benefit amount in the form of income payments over a longer period of time with the flexibility to withdraw more than the IRS required minimum distribution if they wish. The contract continues in the original owner's name for the benefit of the Beneficiary. The Extended Legacy program allows the Beneficiary to take distributions in the form of a series of payments similar to the required minimum distributions under an IRA. Generally, IRS required minimum distributions must be made at least annually over a period not to exceed the Beneficiary's life expectancy as determined in the calendar year after your death. A Beneficiary may withdraw all or a portion of the contract value at any time, name their own beneficiary to receive any remaining unpaid interest in the contract in the event of their death and make transfers among investment options. If the contract value is less than the death benefit amount as of the date we receive satisfactory proof of death and all required paperwork, we will increase the contract value by the amount which the death benefit exceeds contract value. Participation in the program may impact certain features of the contract that are detailed in the Death Claim Form. Please see your financial representative for additional information.



Alternatively to the Extended Legacy program, the Beneficiary may also elect to receive the death benefit under a 5-year option. The Beneficiary may take withdrawals as desired, but the entire contract value must be distributed by the fifth anniversary of your death for Non-qualified contracts or by December 31st of the year containing the fifth anniversary of your death for IRAs. For IRAs, the five-year option is not available if the date of death is after the required beginning date for distributions (April 1 of the year following the year the owner reaches the age of 70 1/2).



Please consult your tax advisor regarding tax implications and your particular circumstances.



  DEFINED TERMS


The term Net Purchase Payment is used frequently in explaining these death benefit options. Net Purchase Payments is an on-going calculation. It does not represent a contract value.

We define Net Purchase Payments as Purchase Payments less an Adjustment for each withdrawal. If you have not taken any withdrawals from your contract, Net Purchase Payments equals total purchase payments into your contract. To calculate the Adjustment amount for the first withdrawal made under the contract, we determine the percentage by which the withdrawal reduced the contract value. For example, a $10,000 withdrawal from a $100,000 contract is a 10% reduction in value. This percentage is calculated by dividing the amount of each withdrawal (and any applicable fees and charges) by the contract value immediately before taking the withdrawal. The resulting percentage is then multiplied by the amount of the total Purchase Payments and subtracted from the amount of the total Purchase Payments on deposit at the time of the withdrawal. The resulting amount is the initial Net Purchase Payment.


To arrive at the Net Purchase Payment calculation for subsequent withdrawals, we determine the percentage by which the contract value is reduced by taking the amount of the withdrawal in relation to the contract value immediately before taking the withdrawal. We then multiply the Net Purchase Payment calculation as determined prior to the withdrawal, by this percentage. We subtract that result from the Net Purchase Payment calculation as determined prior to the withdrawal to arrive at all subsequent Net Purchase Payment calculations.


The term "Gross Withdrawals" as used in describing the death benefit option below is defined as withdrawals and the fees and charges applicable to those withdrawals.

IF YOU PURCHASED YOUR CONTRACT ON OR AFTER JUNE 1, 2004, SUBJECT TO STATE AVAILABILITY THE FOLLOWING DEATH BENEFIT PROVISIONS APPLY:



OPTION 1 -- PURCHASE PAYMENT ACCUMULATION OPTION



If the contract is issued prior to your 75th birthday, the death benefit is the greatest of:



     1.  Contract value; or



     2. Net Purchase Payments, compounded at 3% annual growth rate to the earlier of the 75th birthday or the date of death plus Net Purchase Payments received after the 75th birthday but prior to the 86th birthday; or



     3. Contract value on the seventh contract anniversary, reduced for withdrawals since the seventh contract anniversary in the same proportion that the contract value was reduced on the date of such withdrawal, plus Net Purchase Payments received between the seventh contract anniversary but prior to the 86th birthday.



     4. Gross Purchase Payments, reduced for any withdrawals in the same proportion that the contract value was reduced on the date of the withdrawal.



The Purchase Payment Accumulation Option can only be elected prior to your 75th birthday.



OPTION 2 -- MAXIMUM ANNIVERSARY OPTION



If the contract is issued prior to your 83rd birthday, the death benefit is the greatest of:



     1.  Contract value; or



     2. Gross Purchase Payments received prior to your 86th birthday, reduced for any withdrawals in the same proportion that the contract value was reduced on the date of the withdrawal; or



     3. Maximum anniversary value on any contract anniversary prior to your 83rd birthday. The anniversary values equal the contract value on a contract anniversary plus any Net Purchase Payments since that anniversary but prior to your 86th birthday; and reduced for any withdrawals since that contract anniversary in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.



If the contract is issued on or after your 83rd birthday but prior to your 86th birthday, the death benefit is greater of:



     1.  Contract value; or



     2.  The lesser of:



          a. Gross Purchase Payments received prior to your 86th birthday, reduced for any withdrawals in the same proportion that the contract value was reduced on the date of the withdrawal; or



          b.  125% of Contract Value.



If you are age 90 or older at the time of death and selected the Maximum Anniversary death benefit, the death benefit will be equal to the contract value. Accordingly, you will not get any benefit from this option if you are age 90 or older at the time of contract issue.



For contracts in which the aggregate of all Purchase Payments in contracts issued by AIG SunAmerica Life and/or First SunAmerica Life Insurance Company to the same owner are in excess of $1,000,000, we reserve the right to limit the death benefit amount that is in excess of contract value at the time we receive all paperwork and satisfactory proof of death. Any limit on the maximum death benefit payable would be mutually agreed upon by you and the Company prior to purchasing the contract.



IF YOUR PURCHASED YOUR CONTRACT BETWEEN OCTOBER 24, 2001 AND MAY 31, 2004, THE FOLLOWING DEATH BENEFIT PROVISIONS APPLY:


OPTION 1 -- PURCHASE PAYMENT ACCUMULATION OPTION

The death benefit is the greatest of:

     1. the contract value at the time we receive all required paperwork and satisfactory proof of death; or

     2. total Gross Purchase Payments reduced by any withdrawals in the same proportion that the withdrawal reduced the contract value on the date of each withdrawal; or

     3. Net Purchase Payments compounded at a 4% annual growth rate until the date of death (3% growth rate if age 70 or older at the time of contract issue) plus any Purchase Payments recorded after the date of death; and reduced for any Gross Withdrawals in the same proportion that the Gross Withdrawal reduced contract value on the date of the Gross Withdrawal; or

     4. the contract value on the seventh contract anniversary, plus any Purchase Payments since the seventh contract anniversary; and reduced for any Gross Withdrawals since the seventh contract anniversary in the same proportion that each Gross Withdrawal reduced the contract value on the date of the Gross Withdrawal, all compounded at a 4% annual growth rate until the date of death (3% growth rate if age 70 or older at the time of contract issue) plus any purchase payments recorded after the date of death; and reduced for each Gross Withdrawal recorded after the date of death in the same proportion that each Gross Withdrawal reduced the contract value on the date of the Gross Withdrawal.


The Purchase Payment Accumulation option may not be available to Washington state policyowners. Please check with your financial representative for availability.

OPTION 2 -- MAXIMUM ANNIVERSARY OPTION

The death benefit is the greatest of:

     1. the contract value at the time we receive all required paperwork and satisfactory proof of death; or

     2. total Gross Purchase Payments reduced by any withdrawal in the same proportion that the withdrawal reduced the contract value on the date of each withdrawal; or

     3. the maximum anniversary value on any contract anniversary prior to your 81st birthday. The anniversary value equals the contract value on a contract anniversary plus any Purchase Payments since that contract anniversary; and reduced for any Gross Withdrawals since the contract anniversary in the same proportion that each Gross Withdrawal reduced the contract value on the date of the Gross Withdrawal.

If you are age 90 or older at the time of death and selected the Option 2 death benefit, the death benefit will be equal to contract value at the time we receive all required paperwork and satisfactory proof of death. Accordingly, you do not get the advantage of Option 2 if:

     - you are age 81 or older at the time of contract issue; or

     - you are age 90 or older at the time of your death.

The death benefit options on contracts issued before October 24, 2001 would be subject to a different calculation. Please see the Statement of Additional Information for details.

ESTATEPLUS

EstatePlus is an optional benefit that, if selected, may increase your death benefit amount. If you have earnings in your contract at the time of death, we will add a percentage of those earnings (the "EstatePlus Percentage"), subject to a maximum dollar amount (the "Maximum EstatePlus Percentage"), to the death benefit payable. The EstatePlus benefit, if any, is added to the death benefit payable under the Purchase Payment Accumulation or Maximum Anniversary options. The contract year of your death will determine the EstatePlus Percentage and the Maximum EstatePlus Percentage.

The table below provides the details if you were age 69 or younger at the time we issue your contract:

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 CONTRACT YEAR         ESTATEPLUS              MAXIMUM
    OF DEATH           PERCENTAGE       ESTATEPLUS PERCENTAGE
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 Years 0-4         25% of earnings      40% of Net Purchase
                                        Payments
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 Years 5-9         40% of earnings      65% of Net Purchase
                                        Payments*
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 Years 10+         50% of earnings      75% of Net Purchase
                                        Payments*
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If you are between your 70th and 81st birthday at the time we issue your contract the table below shows the available EstatePlus benefit:

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 CONTRACT YEAR         ESTATEPLUS              MAXIMUM
    OF DEATH           PERCENTAGE       ESTATEPLUS PERCENTAGE
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 All Contract      25% of earnings      40% of Net
 Years                                  Purchase Payments*
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* Purchase Payments received after the 5(th) contract anniversary must remain in the contract for at least 6 full months to be included as part of Net Purchase Payments for the purpose of the Maximum EstatePlus calculation.

What is the Contract Year of Death?

Contract Year of Death is the number of full 12 month periods beginning with the date your contract is issued and ending on the date of death.

What is the EstatePlus Percentage Amount?

We determine the amount of the EstatePlus benefit, based on a percentage of the earnings in your contract at the time of your death. For the purpose of this calculation, earnings equals contract value minus Net Purchase Payments as of the date of death. If the earnings amount is negative, no EstatePlus amount will be added.

What is the Maximum EstatePlus Amount?

The EstatePlus benefit is subject to a maximum dollar amount. The maximum EstatePlus amount is equal to a percentage of your Net Purchase Payments.

You must elect EstatePlus at the time of contract application. Once elected, you may not terminate or change this election.

We assess a 0.25% fee for EstatePlus. On a daily basis we deduct this annual charge from the average daily ending value of the assets you have allocated to the Variable Portfolios.


EstatePlus is not available if you are age 81 or older at the time we issue your contract. Furthermore, a Continuing Spouse cannot benefit from EstatePlus if he/she is age 81 or older on the Continuation Date. SEE SPOUSAL CONTINUATION BELOW. The EstatePlus benefit is not available after the latest Annuity Date. You may pay for the EstatePlus benefit and your beneficiary may never receive the benefit if you live past the latest Annuity Date. SEE INCOME OPTIONS BELOW.



EstatePlus may not be available in your state or through the broker-dealer with which your financial representative is affiliated. See your financial representative for information regarding availability.


WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE ESTATEPLUS BENEFIT (IN ITS ENTIRETY OR ANY COMPONENT AT ANY TIME) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

SPOUSAL CONTINUATION

If you are the original owner of the contract and the Beneficiary is your spouse, your spouse may elect to continue the contract after your death. The spouse becomes the new owner ("Continuing Spouse"). Generally, the contract and its elected features if any, remain the same. The Continuing Spouse is subject to the same fees, charges and expenses applicable to the original owner of the contract. A spousal continuation can only take place upon the death of the original owner of the contract.

To the extent that the Continuing Spouse invests in the Variable Portfolios or MVA fixed accounts, they will be subject to investment risk as was the original owner.


Upon the spouse's continuation of the contract, we will contribute to the contract value an amount by which the death benefit that would have been paid to the beneficiary upon the death of the original owner exceeds the contract value ("Continuation Contribution"), if any. We calculate the Continuation Contribution as of the date of the original owner's death. We will add the Continuation Contribution as of the date we receive both the Continuing Spouse's written request to continue the contract and proof of death of the original owner in a form satisfactory to us ("Continuation Date"). The Continuation Contribution is not considered a Purchase Payment for the purposes of any other calculations, except as explained in Appendix C.



Generally, the Continuing Spouse cannot change any contract provisions as the new owner. However, on the Continuation Date, the Continuing Spouse may terminate the original owner's election of EstatePlus. We will terminate EstatePlus if the Continuing Spouse is age 81 or older on the Continuation Date. If EstatePlus is terminated or if the Continuing Spouse dies after the Latest Annuity Date, no EstatePlus benefit will be payable. The age of the Continuing Spouse on the Continuation Date and on the date of the Continuing Spouse's death will be used in determining any future death benefits under the Contract. SEE APPENDIX C FOR FURTHER EXPLANATION OF THE DEATH BENEFIT CALCULATIONS FOLLOWING A SPOUSAL CONTINUATION.


WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.

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                                    EXPENSES
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There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the sales, insurance or withdrawal charges under your contract. However, the investment charges under your contract may increase or decrease. Some states may require that we charge less than the amounts described below.


SEPARATE ACCOUNT CHARGES


The amount of this charge is 0.85% annually, of the value of your contract invested in the Variable Portfolios. We deduct the charge daily. There is no separate account charge deducted from amounts allocated to the fixed account options.


The separate account charge compensates us for the mortality and expense risks and the costs of contract distribution assumed by AIG SunAmerica Life.

If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference. The separate account charge is expected to result in a profit. Profit may be used for any legitimate cost/expense including distribution, depending upon market conditions.


SALES CHARGE


We may apply an up-front sales charge against the Gross Purchase Payments you make to your contract. The sales charge equals a percentage of each Gross Purchase Payment and varies with your investment amount.

Your investment amount is determined on the day we receive a Gross Purchase Payment and is the greater of:

     1. The sum of:

        (a) the Gross Purchase Payment amount;

        (b) the current contract value of this contract; and

        (c) the current contract value of any eligible related contracts as defined under the Rights of Accumulation section below; or

     2. The amount, if any, you agree to contribute to this contract and your eligible related contracts over a 13-month period as designated by you in a Letter of Intent (described below).

A list of eligible related contracts and mutual funds can be obtained from your investment representative.


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                                     SALES CHARGE AS A
                                PERCENTAGE OF GROSS PURCHASE
       INVESTMENT AMOUNT              PAYMENT INVESTED
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  Less than $ 50,000                       5.75%
  $ 50,000 - $ 99,999                      4.75%
  $100,000 - $249,999                      3.50%
  $250,000 - $499,999                      2.50%
  $500,000 - $999,999                      2.00%
  $1,000,000 or more                       0.50%*
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* Additionally, a withdrawal charge of 0.50% applies to gross purchase payments subject to a 0.50% sales charge if invested less than 12 months at the time of withdrawal. SEE PURCHASE PAYMENTS SUBJECT TO A WITHDRAWAL CHARGE BELOW.

We call the above investment levels "breakpoints." You can reduce your sales charge by increasing your investment amount to reach the next breakpoint. For example, an investment amount of $50,000 brings you to the first breakpoint and entitles you to a reduced sales charge of 4.75%.

REDUCING YOUR SALES CHARGES

Our Letter of Intent and Rights of Accumulation features allow you to combine your current Gross Purchase Payment with other Gross Purchase Payments and/or contract values so that you may take advantage of the breakpoints in the sales charge schedule.

Other sales charge reductions may be available to clients of financial planners, institutions, broker-dealer representatives or registered investment advisors utilizing fee based services. SEE REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES AND ADDITIONAL AMOUNTS CREDITED BELOW.

LETTER OF INTENT

The Letter of Intent feature lets you establish an investment goal up-front so that all Gross Purchase Payments you make during a designated 13-month period receive the sales charge corresponding to your stated investment goal. When you submit a signed Letter of Intent, we use the amount of your stated investment goal to determine the sales charge on any Gross Purchase Payment you make during the 13-month period as though the total amount of Gross Purchase Payments (your investment goal) is invested as one lump-sum.


Gross Purchase Payments made to your Polaris(II) A-Class contract and Purchase Payments made to any eligible related contract count towards your investment goal. Additionally, Gross Purchase Payments made to your Polaris(II) A-Class contract and Purchase Payments made to any eligible related contract within 90 days prior to our receipt of your Letter of Intent (but not prior to the issue date of your Polaris(II) A-Class contract) may count towards meeting your investment goal. If you use prior Purchase Payments towards satisfying your investment goal, the Letter of Intent start date will be backdated to the receipt date of the earliest prior Purchase Payment. If you wish to use prior Purchase Payments towards meeting your investment goal, you or your financial representative must inform us of such prior Purchase Payments at the time you submit your Letter of Intent.

     EXAMPLE:


     Assume as part of your contract application you sign a Letter of Intent indicating an investment goal of $50,000 over a 13-month period. The sales charge corresponding to your investment goal is 4.75%. You make an initial Gross Purchase Payment of $20,000. We deduct a reduced sales charge of 4.75% from your initial Gross Purchase Payment. Ten months later you make a subsequent Gross Purchase Payment of $30,000. We again deduct a reduced sales charge of 4.75% from your Gross Purchase Payment. Without a Letter of Intent the sales charge for each Gross Purchase Payment would have been 5.75%.



You may submit a Letter of Intent at any time. If you choose to submit a Letter of Intent when you apply for the contract, you must check the corresponding box on the application and complete the appropriate form. If you elect to submit a Letter of Intent after your contract is issued, you must complete the appropriate form, which is available from your financial representative or our Annuity Service Center.



You are not obligated to reach your investment goal. If you do not achieve your investment goal by the end of the 13-month period or if you surrender or annuitize your contract without having reached your investment goal, we will deduct from your contract the difference between: (1) the sales charge corresponding to the amount of Gross Purchase Payments made to your Polaris(II) A-Class contract and purchase payments made to any eligible related contract during the 13-month period; and (2) the sales charge you actually paid, regardless of whether the original sales charge was based on your Letter of Intent investment goal or Rights of Accumulation privileges. The charges are deducted from your investment options in the same proportion as their values are to your then current contract value. We will not deduct this amount if a death benefit is paid on the contract prior to the end of the 13-month period.


You may increase your investment goal by sending us a written request at any time during the 13-month period. Gross Purchase Payments made from the date of such notice through the end of the original 13-month period will receive any applicable reduction in sales charges. Sales charges on Gross Purchase Payments received prior to the notice to increase your investment goal will not be retroactively reduced.

The Letter of Intent feature may not be available in all states. Please contact your investment representative regarding the availability of this feature in your state.

We reserve the right to modify, suspend or terminate this program at any time.

RIGHTS OF ACCUMULATION

You may qualify for a reduced sales charge through Rights of Accumulation. Rights of Accumulation involves combining your current Gross Purchase Payment with the current contract values of this contract and eligible related contracts and mutual funds so that you may reduce the sales charge on your current Gross Purchase Payment(s) into this contract. The sales charge corresponding to this combined investment amount is deducted from your current Gross Purchase Payment.

In order to use Rights of Accumulation to reduce your sales charge using contracts other than your Polaris(II) A-Class contract, you or your financial representative must inform us of the related contracts and mutual funds each time you make a Gross Purchase Payment. The sales charge for Gross

Purchase Payments submitted using Rights of Accumulation privileges will be based on the breakpoint corresponding to the sum of (1) your current Gross Purchase Payment; (2) your current contract value; and (3) the current values of your eligible related contracts and mutual funds.

For purposes of calculating your investment amount, the current contract value is the value of your contract and any eligible related contracts as of the close of the market on the last previous NYSE business day less any current day withdrawals, adjusted for any current day transactions.

     EXAMPLE:


     Assume your contract has a current value of $20,000. You have a second contract with us which qualifies for Rights of Accumulation that has a current value of $25,000. You make a $5,000 Gross Purchase Payment and inform us of your eligible related contracts at the time you make your payment. The sales charge applicable to the current Gross Purchase Payment is based on the sales charge corresponding to the sum of: (1) your current Gross Purchase Payment ($5,000); (2) the current contract value of this contract ($20,000); and (3) the current contract value of your related contract ($25,000). The sum of these values is $50,000. We deduct the sales charge corresponding to an investment amount of $50,000, or 4.75%, from your $5,000 Gross Purchase Payment. Without the benefit of Rights of Accumulation your sales charge would have been 5.75%.


Certain Rights of Accumulation privileges may not be available in your state. Please contact your financial representative regarding the availability of this feature in your state.

We reserve the right to modify, suspend or terminate this program at any time.

PURCHASE PAYMENTS SUBJECT TO A WITHDRAWAL CHARGE

Each Gross Purchase Payment qualifying for a sales charge of 0.50% (that is, your investment amount is $1,000,000 or more) remains subject to a withdrawal charge of 0.50%. The withdrawal charge applies to such Gross Purchase Payment or any portion of it withdrawn if invested less than 12 months prior to such withdrawal.

When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments.

Whenever possible, we deduct the withdrawal charge from the money remaining in your contract. If you fully surrender your contract, we deduct any applicable sales charge from the amount withdrawn.


We will not assess a withdrawal charge for money withdrawn to pay a death benefit or to pay contract fees or charges. We will not assess a withdrawal charge when you switch to the Income Phase, except when you elect to receive income payments using the Income Protector program. If you elect to receive income payments using the Income Protector program, we assess any applicable withdrawal charge when calculating your Income Benefit Base. SEE INCOME OPTIONS BELOW.


Withdrawals made prior to age 59 1/2 may result in a 10% IRS penalty tax. SEE TAXES BELOW.

INVESTMENT CHARGES

     INVESTMENT MANAGEMENT FEES

Charges are deducted from your Variable Portfolios for the advisory and other expenses of the Variable Portfolios. For more detailed information on these investment charges, refer to the prospectuses for the Trusts which are attached.

     12b-1 FEES


Shares of certain trusts may be subject to fees imposed under a distribution and/or servicing plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940. For SunAmerica Series Trust ("SST"), under the distribution plan which is applicable to all classes of shares, recaptured brokerage commissions will be used to make payments to AIG SunAmerica Capital Services, Inc., the SST's Distributor, to pay for various distribution activities on behalf of the SST Portfolios. These distribution fees will not increase the cost of your investment or affect your return.


In addition, the 0.25% fee applicable to Class II shares of the Van Kampen Life Investment Trust and Class 2 shares of the American Funds Insurance Series is generally used to pay financial intermediaries for services provided over the life of your contract.

For more detailed information on these Investment Management Charges, refer to the prospectuses for the American Funds Insurance Series, Anchor Series Trust, SunAmerica Series Trust, Lord Abbett Series Fund, Inc. and/or Van Kampen Life Investment Trust.

TRANSFER FEE


We currently permit 15 free transfers between investment options each contract year. We charge you $25 for each additional transfer that contract year ($10 in Pennsylvania and Texas). SEE INVESTMENT OPTIONS ABOVE.


OPTIONAL ESTATEPLUS FEE

We charge 0.25% for the EstatePlus feature. On a daily basis, we deduct this charge from the average daily ending value of the assets you have allocated to the Variable Portfolios.

PREMIUM TAX


Certain states charge the Company a tax on the premiums you pay into the contract ranging from 0% to 3.5%. We deduct from your contract these premium tax charges. Currently we deduct the charge for premium taxes when you take a full withdrawal or begin the Income Phase of the contract. In the future, we may assess this deduction at the time you put Purchase Payment(s) into the contract or upon payment of a death benefit.

INCOME TAXES


We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.


REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED


Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.


In addition, financial planners, institutions, broker-dealer representatives or registered investment advisors utilizing the contract in fee-based investment products pursuant to an agreement with the Distributor, may purchase a version of Polaris(II) A-Class without incurring a front-end and/or contingent deferred sales load.

AIG SunAmerica Life may make such a determination regarding sales to its employees, it affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.
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                                 INCOME OPTIONS
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ANNUITY DATE

During the Income Phase, we use the money accumulated in your contract to make regular income payments to you. You may switch to the Income Phase any time after your second contract anniversary. You select the month and year in which you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your income option. Except as indicated under Option 5 below, once you begin receiving income payments, you cannot access your money through a withdrawal or surrender.
Income payments must begin on or before your 95th birthday or on your tenth contract anniversary, whichever occurs later (latest Annuity Date). If you do not choose an Annuity Date, your income payments will automatically begin on this date. Certain states may require your income payments to start earlier.

If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences.

In addition, most Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES BELOW.

INCOME OPTIONS

Currently, this contract offers five standard income options. Other payout options may be available. Contact the Annuity Service Center for more information. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with Option 4 for a period of 10 years. For income payments based on joint lives, we pay according to Option 3, for a period of 10 years.

We base our calculation of income payments on the life of the Annuitant and the annuity rates set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and designate a new Annuitant.

     OPTION 1 - LIFE INCOME ANNUITY

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

     OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY

This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop when the survivor dies.

     OPTION 3 - JOINT AND SURVIVOR LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to Option 2 above, with an additional guarantee of payments for at least 10 years or 20 years. If the Annuitant and the survivor die before all of the guaranteed income payments have been made, the remaining payments are made to the Beneficiary under your contract.

     OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to Option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your contract.

     OPTION 5 - INCOME FOR A SPECIFIED PERIOD

This option provides income payments for a guaranteed period, ranging from 5 to 30 years. If the Annuitant dies before all of the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract. Additionally, if variable income payments are elected under this option, you (or the Beneficiary under the contract if the Annuitant dies prior to all guaranteed payments being made) may redeem the contract value after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed variable income payments. Any applicable withdrawal charges will be deducted from the discounted value as if you fully surrendered your contract.

The value of an Annuity Unit, regardless of the option chosen, takes into account the mortality and expense risk charge. Since Option 5 does not contain an element of mortality risk, no benefit is derived from this charge.

Please read the Statement of Additional Information ("SAI") for a more detailed discussion of the income options.

For more information regarding Income Options using the Income Protector feature, please see below.

FIXED OR VARIABLE INCOME PAYMENTS

You can choose income payments that are fixed, variable or both. Unless otherwise elected, at the date when income payments begin you are invested in the Variable Portfolios only, your income payments will be variable and if your money is only in fixed accounts at that time, your income payments will be fixed in amount. Further, if you are invested in both fixed and variable investment options when income payments begin, your payments will be fixed and variable unless otherwise elected. If income payments are fixed, AIG SunAmerica Life guarantees the amount of each payment. If the income payments are variable the amount is not guaranteed.

INCOME PAYMENTS

We make income payments on a monthly, quarterly, semi-annual or annual basis. You instruct us to send you a check or to have the payments directly deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in income payments of less than $50 per payment, we may decrease the frequency of the payments, state law allowing.

If you are invested in the Variable Portfolios after the Annuity Date your income payments vary depending on four things:

     - for life options, your age when payments begin and in most states, if a Non-qualified contract, your gender; and

     - the value of your contract in the Variable Portfolios on the Annuity Date; and

     - the 3.5% assumed investment rate used in the annuity table for the contract; and

     - the performance of the Variable Portfolios in which you are invested during the time you receive income payments.

If you are invested in both the fixed account options and the Variable Portfolios after the Annuity Date, the allocation of funds between the fixed and variable options also impacts the amount of your income payments.

The value of variable income payments, if elected, is based on an assumed interest rate ("AIR") of 3.5% compounded annually. Variable income payments generally increase or decrease from one income payment date to the next based upon the performance of the applicable Variable Portfolios. If the performance of the Variable Portfolios selected is equal to the AIR, the income payments will remain constant. If performance of Variable Portfolios is greater than the AIR, the income payments will increase and if it is less than the AIR, the income payments will decline.

TRANSFERS DURING THE INCOME PHASE

During the Income Phase, one transfer per month is permitted between the Variable Portfolios. No other transfers are allowed during the Income Phase.

DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period. See also ACCESS TO YOUR MONEY above.

THE INCOME PROTECTOR FEATURE

The Income Protector feature is a future "safety net" which offers you the ability to receive a guaranteed fixed minimum retirement income when you switch to the Income Phase. With the Income Protector feature you know the level of minimum income that will be available to you upon annuitization, regardless of fluctuating market conditions.


The Income Protector is a standard feature of your contract. There is no additional charge associated with this feature. This feature may not be available in your state. Check with your financial representative regarding availability.


We reserve the right to modify, suspend or terminate the Income Protector feature at any time.


HOW WE DETERMINE THE AMOUNT OF YOUR MINIMUM GUARANTEED INCOME


We base the amount of minimum income available to you if you elect to receive income payments using the Income Protector feature upon a calculation we call the income benefit base.

The income benefit base is only a calculation. It does not represent a contract value, nor does it guarantee performance of the Variable Portfolios in which you invest.

Your income benefit base increases if you make subsequent Purchase Payments and decreases if you withdraw money from your contract. The exact income benefit base calculation is equal to (a) plus (b) minus (c) where:

     (a) is equal to, for the first year of calculation, your initial Purchase Payment, or for each subsequent year of calculation, the income benefit base on the prior contract anniversary, and;

     (b) is equal to the sum of all subsequent Purchase Payments made into the contract since the last contract anniversary, and;

     (c) is equal to all withdrawals and applicable fees and charges since the last contract anniversary, in an amount proportionate to the amount by which such withdrawals decreased your contract value.

ELECTING TO RECEIVE INCOME PAYMENTS

You may elect to begin the Income Phase of your contract using the Income Protector feature ONLY within the 30 days after the seventh or later contract anniversary.

The contract anniversary prior to your election to begin receiving income payments is your income benefit date. This is the date as of which we calculate your income benefit base to use in determining your guaranteed minimum fixed retirement income. Your final income benefit base is equal to (a) minus (b) where:

     (a) is equal to your income benefit base as of your income benefit date, and;

     (b) is equal to any partial withdrawals of contract value and any charges applicable to those withdrawals and any withdrawal charges otherwise applicable, calculated as if you fully surrender your contract as the income benefit date, and any applicable premium taxes.

To arrive at the minimum guaranteed retirement income available to you we apply to your final income benefit base the annuity rates stated in your Income Protector endorsement for the income option you select. You then choose if you would like to receive that income annually, semi-annually quarterly or monthly for the time guaranteed under your selected income option. The income options available when using the income protector feature to receive your retirement income are:

     - Life Annuity with 10 Years Guaranteed, or

     - Joint and Survivor Life Annuity with 20 Years Guaranteed


At the time you elect to begin receiving income payments, we will calculate your income payments using both your income benefit base and your contract value. We will use the same income option for each calculation, however, the annuity factors used to calculate your income under the Income Protector feature will be different. You will receive whichever provides a greater stream of income. If you elect to receive income payments using the Income Protector feature your income payments will be fixed in amount. You are not required to use the Income Protector feature to receive income payments.


If a Spousal Beneficiary elects to continue the contract upon the death of the original owner, the Income Protector feature will continue. The Continuation Contribution is not a purchase payment and therefore will not impact the income benefit base calculation. The waiting period before electing to use the Income Protector feature will be counted from the original issue date of the contract.

NOTE TO QUALIFIED CONTRACT HOLDERS

Qualified contracts generally require that you select an income option which does not exceed your life expectancy. That restriction, if it applies to you, may limit your ability to use the Income Protector feature.

You may wish to consult your tax advisor for information concerning your particular circumstances. SEE APPENDIX D FOR AN EXAMPLE OF THE OPERATION OF THE INCOME PROTECTOR FEATURE.

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                                     TAXES


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NOTE: THE BASIC SUMMARY BELOW ADDRESSES BROAD FEDERAL TAXATION MATTERS, AND GENERALLY DOES NOT ADDRESS STATE TAXATION ISSUES OR QUESTIONS. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE; THEREFORE, WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE. WE HAVE INCLUDED AN ADDITIONAL DISCUSSION REGARDING TAXES IN THE SAI.



ANNUITY CONTRACTS IN GENERAL



The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Qualified retirement investments that satisfy specific tax and ERISA requirements automatically provide tax deferral regardless of whether the underlying contract is an annuity, a trust, or a custodial account. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-Qualified.



If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-Qualified contract. A Non-Qualified contract receives different tax treatment than a Qualified contract. In general, your cost in a Non-Qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of qualified plans or arrangements are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), plans of self-employed individuals (often referred to as H.R. 10 Plans or Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically, for employer plans and tax-deductible IRA contributions, you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract. However, you normally will have cost basis in a Roth IRA, and you may have cost basis in a traditional IRA or in another Qualified Contract.



TAX TREATMENT OF DISTRIBUTIONS--NON-QUALIFIED CONTRACTS



If you make a partial or total withdrawal from a Non-Qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. Purchase payments made prior to August 14, 1982, however, are an important exception to this general rule, and for tax purposes are treated as being distributed before the earnings on those contributions. If you annuitize your contract, a portion of each income payment will be considered, for tax purposes, to be a return of a portion of your Purchase Payment(s). Any portion of each income payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) when paid in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) under an immediate annuity; or
(6) which are attributable to Purchase Payments made prior to August 14, 1982.



TAX TREATMENT OF DISTRIBUTIONS--QUALIFIED CONTRACTS (INCLUDING GOVERNMENTAL 457(b) ELIGIBLE DEFERRED COMPENSATION PLANS)



Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. As a result, with certain limited exceptions, any amount of money you take out as a withdrawal or as income payments is taxable income. In the case of certain Qualified contracts, the IRC further provides for a 10% penalty tax on any taxable withdrawal or income payment paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2;
(2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments, made for your life or for the joint lives of you and your Beneficiary, that begins after separation from service with the employer sponsoring the plan; (5) to the extent such withdrawals do not exceed limitations set by the IRC for deductible amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in the IRC; only from an IRA); (7) to fund certain first-time home purchase expenses (only from an IRA); (8) when you separate from service after attaining age 55 (does not apply to an IRA); (9) when paid for health insurance, if you are unemployed and meet certain requirements; and (10) when paid to an alternate payee pursuant to a qualified domestic relations order. This 10% penalty tax does not apply to withdrawals or income payments from governmental 457(b) eligible deferred compensation plans, except to the extent that such withdrawals or income payments are attributable to a prior rollover to the plan (or earnings thereon) from another plan or arrangement that was subject to the 10% penalty tax.



The IRC limits the withdrawal of an employee's voluntary Purchase Payments from a Tax-Sheltered Annuity (TSA). Withdrawals can only be made when an owner: (1) reaches age 59 1/2; (2) severs employment with the employer; (3) dies; (4) becomes disabled (as defined in the IRC); or (5) experiences a financial hardship (as defined in the IRC). In the case of hardship, the owner can only withdraw Purchase Payments. Additional plan limitations may also apply. Amounts held in a TSA annuity contract as of December 31, 1988 are not subject to these restrictions. Qualifying transfers of amounts from one TSA contract to another TSA contract under section 403(b) or to a custodial account under section 403(b)(7), and qualifying transfers to a state defined benefit plan to purchase service credits, are not considered distributions, and thus are not subject to these withdrawal limitations. If amounts are transferred from a custodial account described in Code section 403(b)(7) to this contract the transferred amount will retain the custodial account withdrawal restrictions.



Withdrawals from other Qualified Contracts are often limited by the IRC and by the employer's plan.



MINIMUM DISTRIBUTIONS



Generally, the IRC requires that you begin taking annual distributions from qualified annuity contracts by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) the calendar year in which you separate from service from the employer sponsoring the plan. If you own an IRA, you must begin taking distributions when you attain age 70 1/2 regardless of when you separate from service from the employer sponsoring the plan. If you own more than one TSA, you may be permitted to take your annual distributions in any combination from your TSAs. A similar rule applies if you own more than one IRA. However, you cannot satisfy this distribution requirement for your TSA contract by taking a distribution from an IRA, and you cannot satisfy the requirement for your IRA by taking a distribution from a TSA.



You may be subject to a surrender charge on withdrawals taken to meet minimum distribution requirements, if the withdrawals exceed the contract's maximum penalty free amount.



Failure to satisfy the minimum distribution requirements may result in a tax penalty. You should consult your tax advisor for more information.



You may elect to have the required minimum distribution amount on your contract calculated and withdrawn each year under the automatic withdrawal option. You may select monthly, quarterly, semiannual, or annual withdrawals for this purpose. This service is provided as a courtesy and we do not guarantee the accuracy of our calculations. Accordingly, we recommend you consult your tax advisor concerning your required minimum distribution. You may terminate your election for automated minimum distribution at any time by sending a written request to our Annuity Service Center. We reserve the right to change or discontinue this service at any time.



The IRS issued new regulations, effective January 1, 2003, regarding required minimum distributions from qualified annuity contracts. One of the regulations requires that the annuity contract value used to determine required minimum distributions include the actuarial value of other benefits under the contract, such as optional death benefits. This regulation does not apply to required minimum distributions made under an irrevocable annuity income option. We are currently awaiting further clarification from the IRS on this regulation, including how the value of such benefits is determined. You should discuss the effect of these new regulations with your tax advisor.



TAX TREATMENT OF DEATH BENEFITS



Any death benefits paid under the contract are taxable to the Beneficiary. The rules governing the taxation of payments from an annuity contract, as discussed above, generally apply whether the death benefits are paid as lump sum or annuity payments. Estate taxes may also apply.



Certain enhanced death benefits may be purchased under your contract. Although these types of benefits are used as investment protection and should not give rise to any adverse tax effects, the IRS could take the position that some or all of the charges for these death benefits should be treated as a partial withdrawal from the contract. In that case, the amount of the partial withdrawal may be includible in taxable income and subject to the 10% penalty if the owner is under 59 1/2.



If you own a Qualified contract and purchase these enhanced death benefits, the IRS may consider these benefits "incidental death benefits." The IRC imposes limits on the amount of the incidental death benefits allowable for Qualified contracts. If the death benefit(s) selected by you are considered to exceed these limits, the benefit(s)could result in taxable income to the owner of the Qualified contract. Furthermore, the IRC provides that the assets of an IRA (including a Roth IRA) may not be invested in life insurance, but may provide, in the case of death during the Accumulation Phase, for a death benefit payment equal to the greater of Purchase Payments or Contract Value. This contract offers death benefits, which may exceed the greater of Purchase Payments or Contract Value. If the IRS determines that these benefits are providing life insurance, the contract may not qualify as an IRA (including Roth IRAs). You should consult your tax advisor regarding these features and benefits prior to purchasing a contract.



CONTRACTS OWNED BY A TRUST OR CORPORATION



A Trust or Corporation ("Non-Natural Owner") that is considering purchasing this contract should consult a tax advisor. Generally, the IRC does not treat a Non-Qualified contract owned by a non-natural owner as an annuity contract for Federal income tax purposes. The non-natural owner pays tax currently on the contract's value in excess of the owner's cost basis. However, this treatment is not applied to a contract held by a trust or other entity as an agent for a natural person nor to contracts held by Qualified Plans. See the SAI for a more detailed discussion of the potential adverse tax consequences associated with non-natural ownership of a non-qualified annuity contract.



GIFTS, PLEDGES AND/OR ASSIGNMENTS OF A CONTRACT



If you transfer ownership of your Non-Qualified contract to a person other than your spouse (or former spouse incident to divorce) as a gift you will pay federal income tax on the contract's cash value to the extent it exceeds your cost basis. The recipient's cost basis will be increased by the amount on which you will pay federal taxes. In addition, the IRC treats any assignment or pledge (or agreement to assign or pledge) of any portion of a Non- Qualified contract as a withdrawal. See the SAI for a more detailed discussion regarding potential tax consequences of gifting, assigning, or pledging a Non-Qualified contract.



The IRC prohibits Qualified annuity contracts including IRAs from being transferred, assigned or pledged as security for a loan. This prohibition, however, generally does not apply to loans under an employer-sponsored plan (including loans from the annuity contract) that satisfy certain requirements, provided that: (a) the plan is not an unfunded deferred compensation plan; and
(b) the plan funding vehicle is not an IRA.

DIVERSIFICATION AND INVESTOR CONTROL



The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that the management of the Underlying Funds monitors the Funds so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.



The diversification regulations do not provide guidance as to the circumstances under which you, and not the Company, would be considered the owner of the shares of the Variable Portfolios under your Non-Qualified Contract, because of the degree of control you exercise over the underlying investments. This diversification requirement is sometimes referred to as "investor control." It is unknown to what extent owners are permitted to select investments, to make transfers among Variable Portfolios or the number and type of Variable Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance should generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean that you, as the owner of the Non-qualified Contract, could be treated as the owner of the underlying Variable Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.



These investor control limitations generally do not apply to Qualified Contracts, which are referred to as "Pension Plan Contracts" for purposes of this rule, although the limitations could be applied to Qualified Contracts in the future.


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                                  PERFORMANCE
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We advertise the Cash Management Portfolio's yield and effective yield. In addition, the other Variable Portfolios advertise total return, gross yield and yield-to-maturity. These figures represent past performance of the Variable Portfolios. These performance numbers do not indicate future results.


When we advertise performance for periods prior to the date the particular variable portfolio was incepted through the separate account, we derive the figures from the performance of the corresponding portfolios for the Trusts, if available. We modify these numbers to reflect charges and expenses as if the contract was in existence during the period stated in the advertisement. Figures calculated in this manner do not represent actual historic performance of the particular Variable Portfolio.



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                               OTHER INFORMATION
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AIG SUNAMERICA LIFE
AIG SunAmerica Life is a stock life insurance company originally organized under the laws of the state of California in April 1965. On January 1, 1996, AIG SunAmerica Life redomesticated under the laws of the state of Arizona.

AIG SunAmerica Life and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, AIG SunAmerica Asset Management Corp., and the AIG Advisors Group, Inc. (comprising six wholly-owned broker-dealers and two investment advisers), specialize in retirement savings and investment products and services. Business focuses include fixed and variable annuities, mutual funds and broker-dealer services.

THE SEPARATE ACCOUNT

AIG SunAmerica Life originally established a separate account, Variable Annuity Account Seven ("separate account"), under Arizona law on August 28, 1998. The separate account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.

AIG SunAmerica Life owns the assets in the separate account. However, the assets in the separate account are not chargeable with liabilities arising out of any other business conducted by AIG SunAmerica Life. Income gains and losses (realized and unrealized) resulting from assets in the separate account are credited to or charged against the separate account without regard to other income gains or losses of AIG SunAmerica Life. Assets in the separate account are not guaranteed by AIG SunAmerica Life.

THE GENERAL ACCOUNT

Money allocated to the fixed account options goes into AIG SunAmerica Life's general account. The general account consists of all of AIG SunAmerica Life's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any AIG SunAmerica Life contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.


PAYMENTS IN CONNECTION WITH DISTRIBUTION OF THE CONTRACT



  PAYMENTS TO BROKER-DEALERS



Registered representatives of broker-dealers sell the contract. We pay commissions to the broker-dealers for the sale of your contract ("Contract Commissions"). We pay upfront Contract Commissions that may be up to a maximum 5% of each Gross Purchase Payment you invest and a trail commission of up to a maximum 0.75% of contract value, annually. We pay Contract Commissions directly to the broker-dealer with whom your registered representative is affiliated. Registered representatives may receive a portion of these amounts we pay in accordance with any agreement in place between the registered representative and his/her broker-dealer firm.



We (or our affiliates) may pay broker-dealers or permitted third parties cash or non-cash compensation, including reimbursement of expenses incurred in connection with the sale of these contracts. These payments may be intended to reimburse for specific expenses incurred or may be based on sales, certain assets under management or longevity of assets invested with Us. For example, we may pay additional amounts in connection with contracts that remain invested with us for a particular period of time. We enter into such arrangements in our discretion and we may negotiate customized arrangements with firms, including affiliated and non-affiliated broker-dealers based on various factors. Promotional incentives may change at any time.



The sales charges on your contract cover the cost of the Contract Commission. Other amounts that we may pay are not deducted from your Purchase Payments. We anticipate recovering these amounts from the fees and charges collected under the contract. Certain compensation payments may increase our cost of doing business in a particular firm and may result in higher contractual fees and charges if you purchase your contract through such a firm. See EXPENSES,above.



AIG SunAmerica Capital Services, Inc., Harborside Financial Center, 3200 Plaza 5, Jersey City, NJ 07311-4992, distributes the contracts. AIG SunAmerica Capital Services, an affiliate of AIG SunAmerica Life, is a registered broker-dealer under the Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. No underwriting fees are paid in connection with the distribution of the contracts.



  PAYMENTS WE RECEIVE



In addition to amounts received pursuant to established 12b-1 Plans, we may receive compensation of up to 0.50% from the investment advisers, subadvisers or their affiliates of certain of the underlying Trusts and/or portfolios for services related to the availability of the underlying portfolios in the contract. Furthermore, certain advisers and/or subadvisers may offset the costs we incur for training to support sales of the underlying funds in the contract.


ADMINISTRATION

We are responsible for the administrative servicing of your contract. Please contact our Annuity Service Center at 1-800-445-SUN2, if you have any comment, question or service request.

During the Accumulation Phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as deduction of the annual maintenance fee and dollar cost averaging, may be confirmed quarterly. Purchase Payments received through the automatic payment plan or a salary reduction arrangement, may also be confirmed quarterly. For other transactions, we send confirmations immediately.

During the Accumulation and Income Phases, you will receive a statement of your transactions over the past quarter and a summary of your account values.


It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.


LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. AIG SunAmerica Life and its subsidiaries engage in various kinds of routine litigation. In management's opinion these matters are not of material importance to the Company's total assets nor are they material with respect to the separate account.

OWNERSHIP


The Polaris(II) A-Class Variable Annuity is a Flexible Payment Group Deferred Annuity contract. We issue a group contract to a contract holder for the benefit of the participants in the group. As a participant in the group, you will receive a certificate which evidences your ownership. As used in this prospectus, the term contract refers to your certificate. In some states, a Flexible Payment Individual Modified Guaranteed and Variable Deferred Annuity contract is available instead. Such a contract is identical to the contract described in this prospectus, with the exception that we issue it directly to the owner.


INDEPENDENT ACCOUNTANTS


The consolidated financial statements of AIG SunAmerica Life Assurance Company (formerly, Anchor National Life Insurance Company) at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, and the financial statements of Variable Annuity Account Seven at April 30, 2003, and for each of the two years in the period ended April 30, 2003 are incorporated by reference in this prospectus in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


REGISTRATION STATEMENT

A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.

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                              TABLE OF CONTENTS OF
                      STATEMENT OF ADDITIONAL INFORMATION
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Separate Account..............................      3
General Account...............................      3
Performance Data..............................      4
Income Payments...............................     11
Death Benefit Options for Contracts Issued         12
  Before October 24, 2001.....................
Annuity Unit Values...........................     14
Taxes.........................................     17
Distribution of Contracts.....................     23
Financial Statements..........................     23

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                  APPENDIX A - CONDENSED FINANCIAL INFORMATION
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                                                           INCEPTION TO         4/30/00 TO        4/30/01 TO        4/30/02 TO
            POLARIS II A-CLASS PORTFOLIOS                     4/30/00             4/30/01           4/30/02           4/30/03
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Capital Appreciation (Inception Date - 10/28/99)
  Beginning AUV.......................................          10.00          (a)      14.03    (a)     11.590    (a)      9.861
                                                                               (b)      12.97    (b)     11.585    (b)      9.822
  Ending AUV..........................................          14.03          (a)      11.59    (a)      9.861    (a)      8.681
                                                                               (b)      11.59    (b)      9.822    (b)      8.625
  Ending Number of AUs................................        226,697          (a)  1,301,826    (a)  2,010,220    (a)  2,242,839
                                                                               (b)     11,589    (b)    112,490    (b)    193,637
---------------------------------------------------------------------------------------------------------------------------------
Government and Quality Bond (Inception Date -
  12/16/99)
  Beginning AUV.......................................          10.00          (a)      10.13    (a)     11.181    (a)     11.876
                                                                               (b)      11.09    (b)     11.175    (b)     11.840
  Ending AUV..........................................          10.13          (a)      11.18    (a)     11.876    (a)     12.783
                                                                               (b)      11.18    (b)     11.840    (b)     12.713
  Ending Number of AUs................................         10,743          (a)    142,268    (a)    429,130    (a)  1,104,627
                                                                               (b)      2,041    (b)     22,384    (b)     71,303
---------------------------------------------------------------------------------------------------------------------------------
Growth (Inception Date - 11/1/99)
  Beginning AUV.......................................          10.00          (a)      11.95    (a)     10.256    (a)      9.065
                                                                               (b)      11.29    (b)     10.251    (b)      9.037
  Ending AUV..........................................          11.95          (a)      10.26    (a)      9.065    (a)      7.685
                                                                               (b)      10.25    (b)      9.037    (b)      7.643
  Ending Number of AUs................................         93,965          (a)    563,506    (a)  1,102,754    (a)  1,319,642
                                                                               (b)      6,206    (b)     55,407    (b)     97,032
---------------------------------------------------------------------------------------------------------------------------------
Aggressive Growth (Inception Date - 11/1/99)
  Beginning AUV.......................................          10.00          (a)      14.14    (a)     10.166    (a)      7.753
                                                                               (b)      11.78    (b)     10.162    (b)      7.740
  Ending AUV..........................................          14.14          (a)      10.17    (a)      7.753    (a)      6.307
                                                                               (b)      10.16    (b)      7.740    (b)      6.281
  Ending Number of AUs................................         49,324          (a)    207,783    (a)    207,493    (a)    142,222
                                                                               (b)        365    (b)      1,492    (b)      6,373
---------------------------------------------------------------------------------------------------------------------------------
Alliance Growth (Inception Date - 10/28/99)
  Beginning AUV.......................................          10.00          (a)      11.75    (a)      8.502    (a)      6.812
                                                                               (b)       9.76    (b)      8.498    (b)      6.791
  Ending AUV..........................................          11.75          (a)       8.50    (a)      6.812    (a)      5.728
                                                                               (b)       8.50    (b)      6.791    (b)      5.697
  Ending Number of AUs................................        423,804          (a)  2,004,620    (a)  2,695,963    (a)  2,297,444
                                                                               (b)     10,150    (b)    111,553    (b)    133,969
---------------------------------------------------------------------------------------------------------------------------------
Asset Allocation (Inception Date - 11/12/99)
  Beginning AUV.......................................          10.00          (a)      10.34    (a)      9.975    (a)      9.613
                                                                               (b)      10.35    (b)      9.975    (b)      9.590
  Ending AUV..........................................          10.34          (a)       9.97    (a)      9.613    (a)      9.320
                                                                               (b)       9.97    (b)      9.590    (b)      9.274
  Ending Number of AUs................................         14,781          (a)    112,976    (a)    245,567    (a)    246,399
                                                                               (b)         --    (b)     23,126    (b)     24,587
---------------------------------------------------------------------------------------------------------------------------------
Blue Chip Growth (Inception Date - 9/5/00)
  Beginning AUV.......................................            N/A          (a)      10.00    (a)      7.109    (a)      5.642
                                                                               (b)       8.03    (b)      7.105    (b)      5.625
  Ending AUV..........................................            N/A          (a)       7.11    (a)      5.642    (a)      4.604
                                                                               (b)       7.10    (b)      5.625    (b)      4.578
  Ending Number of AUs................................            N/A          (a)     30,980    (a)    109,746    (a)    155,299
                                                                               (b)        335    (b)     10,661    (b)      9,776
---------------------------------------------------------------------------------------------------------------------------------
Cash Management (Inception Date - 11/29/99)
  Beginning AUV.......................................          10.00          (a)      10.20    (a)     10.707    (a)     10.891
                                                                               (b)      10.60    (b)     10.710    (b)     10.886
  Ending AUV..........................................          10.20          (a)      10.71    (a)     10.891    (a)     10.923
                                                                               (b)      10.71    (b)     10.886    (b)     10.891
  Ending Number of AUs................................          3,737          (a)     58,423    (a)    171,876    (a)    321,915
                                                                               (b)        495    (b)      5,858    (b)     43,742
---------------------------------------------------------------------------------------------------------------------------------
Corporate Bond (Inception Date - 12/27/99)
  Beginning AUV.......................................          10.00          (a)      10.01    (a)     10.740    (a)     11.343
                                                                               (b)      10.64    (b)     10.734    (b)     11.305
  Ending AUV..........................................          10.01          (a)      10.74    (a)     11.343    (a)     12.402
                                                                               (b)      10.73    (b)     11.305    (b)     12.330
  Ending Number of AUs................................          3,500          (a)     87,233    (a)    208,179    (a)    428,783
                                                                               (b)         90    (b)     40,808    (b)     62,702
---------------------------------------------------------------------------------------------------------------------------------
(a) Without election of optional EstatePlus feature.
(b) With election of optional EstatePlus feature.
AUV - Accumulation Unit Value
AU - Accumulation Units

                                                           INCEPTION TO         4/30/00 TO        4/30/01 TO        4/30/02 TO
            POLARIS II A-CLASS PORTFOLIOS                     4/30/00             4/30/01           4/30/02           4/30/03
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
Davis Venture Value (Inception Date - 10/28/99)
  Beginning AUV.......................................          10.00          (a)      11.61    (a)     10.816    (a)      9.889
                                                                               (b)      11.59    (b)     10.807    (b)      9.857
  Ending AUV..........................................          11.61          (a)      10.82    (a)      9.889    (a)      8.635
                                                                               (b)      10.81    (b)      9.857    (b)      8.585
  Ending Number of AUs................................        353,493          (a)  1,957,911    (a)  3,277,861    (a)  3,552,389
                                                                               (b)     16,912    (b)    167,991    (b)    274,799
---------------------------------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street (Inception Date - 1/3/00)
  Beginning AUV.......................................          10.00          (a)       9.51    (a)     10.714    (a)     11.602
                                                                               (b)      10.18    (b)     10.714    (b)     11.592
  Ending AUV..........................................           9.51          (a)      10.71    (a)     11.602    (a)     10.025
                                                                               (b)      10.71    (b)     11.592    (b)      9.991
  Ending Number of AUs................................          3,381          (a)     30,007    (a)     69,011    (a)     74,185
                                                                               (b)         --    (b)      1,004    (b)     11,035
---------------------------------------------------------------------------------------------------------------------------------
Emerging Markets (Inception Date - 11/10/99)
  Beginning AUV.......................................          10.00          (a)      11.53    (a)      8.062    (a)      8.844
                                                                               (b)       9.07    (b)      8.072    (b)      8.832
  Ending AUV..........................................          11.53          (a)       8.06    (a)      8.844    (a)      7.355
                                                                               (b)       8.07    (b)      8.832    (b)      7.327
  Ending Number of AUs................................         16,356          (a)    152,174    (a)    132,773    (a)    102,396
                                                                               (b)      2,733    (b)      6,718    (b)     10,925
---------------------------------------------------------------------------------------------------------------------------------
Federated American Leaders (Inception Date - 11/1/99)
  Beginning AUV.......................................          10.00          (a)      10.03    (a)     10.676    (a)      9.858
                                                                               (b)      10.78    (b)     10.674    (b)      9.829
  Ending AUV..........................................          10.03          (a)      10.68    (a)      9.858    (a)      8.200
                                                                               (b)      10.67    (b)      9.829    (b)      8.156
  Ending Number of AUs................................         49,962          (a)    227,673    (a)    469,139    (a)    560,019
                                                                               (b)        206    (b)     21,853    (b)     24,706
---------------------------------------------------------------------------------------------------------------------------------
Global Bond (Inception Date - 11/29/99)
  Beginning AUV.......................................          10.00          (a)      10.20    (a)     11.015    (a)     11.307
                                                                               (b)      10.92    (b)     11.012    (b)     11.275
  Ending AUV..........................................          10.20          (a)      11.01    (a)     11.307    (a)     12.105
                                                                               (b)      11.01    (b)     11.275    (b)     12.040
  Ending Number of AUs................................          1,149          (a)     17,170    (a)     45,752    (a)     74,019
                                                                               (b)         44    (b)      4,201    (b)      6,954
---------------------------------------------------------------------------------------------------------------------------------
Global Equities (Inception Date - 11/8/99)
  Beginning AUV.......................................          10.00          (a)      11.70    (a)      8.651    (a)      7.071
                                                                               (b)       9.90    (b)      8.647    (b)      7.051
  Ending AUV..........................................          11.70          (a)       8.65    (a)      7.071    (a)      5.740
                                                                               (b)       8.65    (b)      7.051    (b)      5.710
  Ending Number of AUs................................         81,597          (a)    506,012    (a)    628,393    (a)    477,240
                                                                               (b)      2,756    (b)      9,687    (b)      9,781
---------------------------------------------------------------------------------------------------------------------------------
Goldman Sachs Research (Inception Date - 8/1/00)
  Beginning AUV.......................................            N/A          (a)      10.00    (a)      8.715    (a)      6.088
                                                                               (b)       9.76    (b)      8.716    (b)      6.072
  Ending AUV..........................................            N/A          (a)       8.72    (a)      6.088    (a)      5.244
                                                                               (b)       8.72    (b)      6.072    (b)      5.216
  Ending Number of AUs................................            N/A          (a)     31,175    (a)     80,348    (a)     76,812
                                                                               (b)        326    (b)      7,463    (b)     10,045
---------------------------------------------------------------------------------------------------------------------------------
Growth-Income (Inception Date - 11/1/99)
  Beginning AUV.......................................          10.00          (a)      11.39    (a)      9.513    (a)      8.093
                                                                               (b)      10.42    (b)      9.507    (b)      8.069
  Ending AUV..........................................          11.39          (a)       9.51    (a)      8.093    (a)      6.979
                                                                               (b)       9.51    (b)      8.069    (b)      6.941
  Ending Number of AUs................................        335,543          (a)  1,673,087    (a)  2,296,734    (a)  1,743,668
                                                                               (b)      8,279    (b)    107,132    (b)    109,068
---------------------------------------------------------------------------------------------------------------------------------
Growth Opportunities (Inception Date - 8/22/00)
  Beginning AUV.......................................            N/A          (a)      10.00    (a)      6.857    (a)      5.010
                                                                               (b)       8.60    (b)      6.857    (b)      5.241
  Ending AUV..........................................            N/A          (a)       6.86    (a)      5.010    (a)      3.637
                                                                               (b)       6.86    (b)      5.241    (b)      3.833
  Ending Number of AUs................................            N/A          (a)     54,857    (a)     75,693    (a)     48,013
                                                                               (b)         --    (b)          5    (b)        317
---------------------------------------------------------------------------------------------------------------------------------
(a) Without election of optional EstatePlus feature.
(b) With election of optional EstatePlus feature.
AUV - Accumulation Unit Value
AU - Accumulation Units

                                                           INCEPTION TO         4/30/00 TO        4/30/01 TO        4/30/02 TO
            POLARIS II A-CLASS PORTFOLIOS                     4/30/00             4/30/01           4/30/02           4/30/03
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
High-Yield Bond (Inception Date - 11/29/99)
  Beginning AUV.......................................          10.00          (a)      10.06    (a)      9.299    (a)      8.744
                                                                               (b)       9.71    (b)      9.299    (b)      8.728
  Ending AUV..........................................          10.06          (a)       9.30    (a)      8.744    (a)      9.005
                                                                               (b)       9.30    (b)      8.728    (b)      8.965
  Ending Number of AUs................................         13,058          (a)     91,018    (a)    182,420    (a)    267,960
                                                                               (b)         --    (b)      5,112    (b)     18,202
---------------------------------------------------------------------------------------------------------------------------------
International Diversified Equities (Inception Date -
  11/23/99)
  Beginning AUV.......................................          10.00          (a)       9.87    (a)      7.958    (a)      6.634
                                                                               (b)       8.63    (b)      7.953    (b)      6.614
  Ending AUV..........................................           9.87          (a)       7.96    (a)      6.634    (a)      4.641
                                                                               (b)       7.95    (b)      6.614    (b)      4.616
  Ending Number of AUs................................         30,627          (a)    139,489    (a)    216,629    (a)    204,331
                                                                               (b)        656    (b)      1,943    (b)      1,550
---------------------------------------------------------------------------------------------------------------------------------
International Growth and Income (Inception Date -
  10/28/99)
  Beginning AUV.......................................          10.00          (a)      10.82    (a)      9.717    (a)      8.498
                                                                               (b)      10.46    (b)      9.715    (b)      8.476
  Ending AUV..........................................          10.82          (a)       9.72    (a)      8.498    (a)      6.648
                                                                               (b)       9.72    (b)      8.476    (b)      6.614
  Ending Number of AUs................................        132,522          (a)    663,722    (a)    907,962    (a)    837,785
                                                                               (b)      1,472    (b)     20,303    (b)     32,278
---------------------------------------------------------------------------------------------------------------------------------
MFS Massachusetts Investors Trust (Inception Date -
  11/1/99)
  Beginning AUV.......................................          10.00          (a)      10.49    (a)      9.736    (a)      8.225
                                                                               (b)      10.34    (b)      9.735    (b)      8.203
  Ending AUV..........................................          10.49          (a)       9.74    (a)      8.225    (a)      7.039
                                                                               (b)       9.74    (b)      8.203    (b)      7.003
  Ending Number of AUs................................        114,191          (a)    581,736    (a)    972,320    (a)    902,075
                                                                               (b)      5,570    (b)     66,103    (b)     90,251
---------------------------------------------------------------------------------------------------------------------------------
MFS Mid-Cap Growth (Inception Date - 11/1/99)
  Beginning AUV.......................................          10.00          (a)      13.69    (a)     13.193    (a)      8.269
                                                                               (b)      14.87    (b)     13.188    (b)      8.244
  Ending AUV..........................................          13.69          (a)      13.19    (a)      8.269    (a)      5.884
                                                                               (b)      13.19    (b)      8.244    (b)      5.852
  Ending Number of AUs................................         30,505          (a)    344,347    (a)    442,836    (a)    449,234
                                                                               (b)        306    (b)     25,484    (b)     33,748
---------------------------------------------------------------------------------------------------------------------------------
MFS Total Return (Inception Date - 10/28/99)
  Beginning AUV.......................................          10.00          (a)      10.22    (a)     11.789    (a)     11.859
                                                                               (b)      11.64    (b)     11.782    (b)     11.821
  Ending AUV..........................................          10.22          (a)      11.79    (a)     11.859    (a)     11.289
                                                                               (b)      11.78    (b)     11.821    (b)     11.226
  Ending Number of AUs................................         50,264          (a)    355,139    (a)  1,374,837    (a)  2,391,121
                                                                               (b)      4,588    (b)     94,278    (b)    218,848
---------------------------------------------------------------------------------------------------------------------------------
Putnam Growth: Voyager (Inception Date - 11/1/99)
  Beginning AUV.......................................          10.00          (a)      11.33    (a)      8.383    (a)      6.571
                                                                               (b)       9.55    (b)      8.380    (b)      6.553
  Ending AUV..........................................          11.33          (a)       8.38    (a)      6.571    (a)      5.480
                                                                               (b)       8.38    (b)      6.553    (b)      5.451
  Ending Number of AUs................................        177,965          (a)    820,691    (a)    953,847    (a)    817,468
                                                                               (b)      3,244    (b)     25,257    (b)     22,523
---------------------------------------------------------------------------------------------------------------------------------
Real Estate (Inception Date - 2/7/00)
  Beginning AUV.......................................          10.00          (a)      10.77    (a)     12.621    (a)     14.317
                                                                               (b)      12.42    (b)     12.623    (b)     14.279
  Ending AUV..........................................          10.77          (a)      12.62    (a)     14.317    (a)     14.880
                                                                               (b)      12.62    (b)     14.279    (b)     14.804
  Ending Number of AUs................................          2,461          (a)     15,795    (a)     69,705    (a)     88,262
                                                                               (b)         39    (b)        928    (b)      3,919
---------------------------------------------------------------------------------------------------------------------------------
SunAmerica Balanced (Inception Date - 10/28/99)
  Beginning AUV.......................................          10.00          (a)      11.01    (a)      9.336    (a)      8.175
                                                                               (b)      10.08    (b)      9.333    (b)      8.152
  Ending AUV..........................................          11.01          (a)       9.34    (a)      8.175    (a)      7.437
                                                                               (b)       9.33    (b)      8.152    (b)      7.398
  Ending Number of AUs................................         93,619          (a)    431,856    (a)    632,064    (a)    550,347
                                                                               (b)        265    (b)     19,591    (b)     24,362
---------------------------------------------------------------------------------------------------------------------------------
(a) Without election of the optional EstatePlus feature.
(b) With election of the optional EstatePlus feature.
AUV - Accumulation Unit Value
AU - Accumulation Units

                                                           INCEPTION TO         4/30/00 TO        4/30/01 TO        4/30/02 TO
            POLARIS II A-CLASS PORTFOLIOS                     4/30/00             4/30/01           4/30/02           4/30/03
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
Technology (Inception Date - 8/21/00)
  Beginning AUV.......................................            N/A          (a)      10.00    (a)      4.375    (a)      2.507
                                                                               (b)       6.68    (b)      4.375    (b)      2.499
  Ending AUV..........................................            N/A          (a)       4.38    (a)      2.507    (a)      1.815
                                                                               (b)       4.38    (b)      2.499    (b)      1.805
  Ending Number of AUs................................            N/A          (a)     23,583    (a)     46,009    (a)     58,799
                                                                               (b)         --    (b)      3,185    (b)      7,962
---------------------------------------------------------------------------------------------------------------------------------
Telecom Utility (Inception Date - 12/16/99)
  Beginning AUV.......................................          10.00          (a)       9.91    (a)      9.278    (a)      7.325
                                                                               (b)       9.12    (b)      9.277    (b)      7.311
  Ending AUV..........................................           9.91          (a)       9.28    (a)      7.325    (a)      6.050
                                                                               (b)       9.28    (b)      7.311    (b)      6.023
  Ending Number of AUs................................          9,175          (a)     69,692    (a)     77,161    (a)     61,703
                                                                               (b)        104    (b)      3,437    (b)      3,965
---------------------------------------------------------------------------------------------------------------------------------
Worldwide High Income (Inception Date - 11/10/99)
  Beginning AUV.......................................          10.00          (a)      10.42    (a)      9.735    (a)      9.735
                                                                               (b)      10.54    (b)      9.735    (b)      9.711
  Ending AUV..........................................          10.42          (a)       9.74    (a)      9.735    (a)     10.471
                                                                               (b)       9.74    (b)      9.711    (b)     10.420
  Ending Number of AUs................................          3,802          (a)     31,309    (a)     42,247    (a)     63,528
                                                                               (b)         --    (b)      3,483    (b)      6,051
---------------------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock, Class II Shares (Inception
  Date - 10/15/01)
  Beginning AUV.......................................            N/A                     N/A    (a)     10.000    (a)     10.027
                                                                                                 (b)     10.000    (b)     10.017
  Ending AUV..........................................            N/A                     N/A    (a)     10.027    (a)      8.408
                                                                                                 (b)     10.017    (b)      8.378
  Ending Number of AUs................................            N/A                     N/A    (a)    458,910    (a)  1,732,236
                                                                                                 (b)     30,268    (b)    145,026
---------------------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth, Class II Shares
  (Inception Date - 10/15/01)
  Beginning AUV.......................................            N/A                     N/A    (a)     10.000    (a)      9.449
                                                                                                 (b)     10.000    (b)      9.471
  Ending AUV..........................................            N/A                     N/A    (a)      9.449    (a)      7.332
                                                                                                 (b)      9.471    (b)      7.331
  Ending Number of AUs................................            N/A                     N/A    (a)     51,578    (a)    221,473
                                                                                                 (b)     13,454    (b)     39,858
---------------------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income, Class II Shares
  (Inception Date - 10/15/01)
  Beginning AUV.......................................            N/A                     N/A    (a)     10.000    (a)     10.807
                                                                                                 (b)     10.000    (b)     10.776
  Ending AUV..........................................            N/A                     N/A    (a)     10.807    (a)      9.051
                                                                                                 (b)     10.776    (b)      9.003
  Ending Number of AUs................................            N/A                     N/A    (a)    187,349    (a)    977,264
                                                                                                 (b)     21,215    (b)    124,050
---------------------------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund Growth and Income (Inception
  Date - 5/1/02)
  Beginning AUV.......................................            N/A                     N/A               N/A    (a)     10.000
                                                                                                                   (b)     10.000
  Ending AUV..........................................            N/A                     N/A               N/A    (a)      8.561
                                                                                                                   (b)      8.540
  Ending Number of AUs................................            N/A                     N/A               N/A    (a)  1,045,100
                                                                                                                   (b)     99,187
---------------------------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund Mid Cap Value (Inception Date
  - 5/1/02)
  Beginning AUV.......................................            N/A                     N/A               N/A    (a)     10.000
                                                                                                                   (b)     10.000
  Ending AUV..........................................            N/A                     N/A               N/A    (a)      8.378
                                                                                                                   (b)      8.358
  Ending Number of AUs................................            N/A                     N/A               N/A    (a)    585,524
                                                                                                                   (b)     81,785
---------------------------------------------------------------------------------------------------------------------------------
(a) Without election of the optional EstatePlus feature.
(b) With election of the optional EstatePlus feature.
AUV - Accumulation Unit Value
AU - Accumulation Units

                                                           INCEPTION TO         4/30/00 TO        4/30/01 TO        4/30/02 TO
            POLARIS II A-CLASS PORTFOLIOS                     4/30/00             4/30/01           4/30/02           4/30/03
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
American Funds Asset Allocation (Inception Date -
  9/30/02)............................................            N/A                     N/A               N/A    (a)     10.000
Beginning AUV.........................................            N/A                     N/A               N/A    (b)     10.000
                                                                                                                   (a)     10.763
Ending AUV............................................            N/A                     N/A               N/A    (b)     10.755
                                                                                                                   (a)    799,987
Ending Number of AUs..................................            N/A                     N/A               N/A    (b)     53,140
---------------------------------------------------------------------------------------------------------------------------------
American Funds Global Growth (Inception Date -
  9/30/02)............................................            N/A                     N/A               N/A    (a)     10.000
Beginning AUV.........................................            N/A                     N/A               N/A    (b)     10.000
                                                                                                                   (a)     11.274
Ending AUV............................................            N/A                     N/A               N/A    (b)     11.264
                                                                                                                   (a)    174,275
Ending Number of AUs..................................            N/A                     N/A               N/A    (b)      6,326
---------------------------------------------------------------------------------------------------------------------------------
American Funds Growth (Inception Date - 9/30/02)......            N/A                     N/A               N/A    (a)     10.000
Beginning AUV.........................................            N/A                     N/A               N/A    (b)     10.000
                                                                                                                   (a)     11.766
Ending AUV............................................            N/A                     N/A               N/A    (b)     11.753
                                                                                                                   (a)    464,391
Ending Number of AUs..................................            N/A                     N/A               N/A    (b)     38,822
---------------------------------------------------------------------------------------------------------------------------------
American Funds Growth-Income (Inception Date -
  9/30/02)............................................            N/A                     N/A               N/A    (a)     10.000
Beginning AUV.........................................            N/A                     N/A               N/A    (b)     10.000
                                                                                                                   (a)     11.390
Ending AUV............................................            N/A                     N/A               N/A    (b)     11.368
                                                                                                                   (a)    987,417
Ending Number of AUs..................................            N/A                     N/A               N/A    (b)     88,643





---------------------------------------------------------------------------------------------------------------------------------
(a) Without election of the optional EstatePlus feature.
(b) With election of the optional EstatePlus feature.
AUV - Accumulation Unit Value
AU - Accumulation Units

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                  APPENDIX B - MARKET VALUE ADJUSTMENT ("MVA")
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


If you take money out of any available multi-year FAGP before the end of the guarantee period, we make an adjustment to your contract. We refer to the adjustment as a market value adjustment ("MVA"). The MVA does not apply to any available one-year fixed account option. The MVA reflects any difference in the interest rate environment between the time you place your money in the FAGP and the time when you withdraw or transfer that money. This adjustment can increase or decrease your contract value. Generally, if interest rates drop between the time you put your money into a FAGP and the time you take it out, we credit a positive adjustment to your contract. Conversely, if interest rates increase during the same period, we post a negative adjustment to your contract. You have 30 days after the end of each guarantee period to reallocate your funds without incurring any MVA.


The information in this Appendix applies only if you take money out of a FAGP (with a duration longer than 1 year) before the end of the guarantee period.


We calculate the MVA by doing a comparison between current rates and the rate being credited to you in the FAGP. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the FAGP from which you seek withdrawal. If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a number between the interest rates currently offered for the two closest periods available.



Where the MVA is negative, we first deduct the adjustment from any money remaining in the FAGP. If there is not enough money in the FAGP to meet the negative deduction, we deduct the remainder from your withdrawal. Where the MVA is positive, we add the adjustment to your withdrawal amount. If a withdrawal charge applies, it is deducted before the MVA calculation. The MVA is assessed on the amount withdrawn less any withdrawal charges.


The MVA is computed by multiplying the amount withdrawn, transferred or taken under an income option by the following factor:

                   [(1+I/(1+J+L)] to the power of (N/12) - 1

  where:

        I is the interest rate you are earning on the money invested in the FAGP;

        J is the interest rate then currently available for the period of time equal to the number of years rounded up to the nearest integer remaining in the term you initially agreed to leave your money in the FAGP;

        N is the number of full months remaining in the term you initially agreed to leave your money in the FAGP; and

        L is 0.005 (Some states require a different value. Please see your contract.)

  We do not assess an MVA against withdrawals under the following circumstances:

     - If a withdrawal is made within 30 days after the end of a guarantee period;

     - If a withdrawal is made to pay contract fees and charges;

     - To pay a death benefit; and

     - Upon beginning an income option, if occurring on the Latest Annuity Date.

EXAMPLES OF THE MVA

    The purpose of the examples below is to show how the MVA adjustments are calculated and may not reflect the Guarantee periods available or Withdrawal
                    Charges applicable under your contract.

The examples below assume the following:

     (1) You made an initial Purchase Payment of $10,000 and allocated it to a 3-year FAGP at a rate of 5%;

     (2) You make a partial withdrawal of $4,000 when 1 1/2 years (18 months) remain in the term you initially agreed to leave your money in the FAGP (N=18);

     (3) You have not made any other transfers, additional Purchase Payments, or withdrawals; and

     (4) Your contract was issued in a state where L=0.005.

POSITIVE ADJUSTMENT, NO WITHDRAWAL CHARGE APPLIES

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year FAGP is 3.5% and the 3-year FAGP is 4.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 4%. No withdrawal charge is reflected in this example, assuming that the Purchase Payment withdrawn falls within the free look amount.

The MVA factor is = [(1+I/(1+J+0.005)] to the power of (N/12) - 1
                  = [(1.05)/(1.04+0.005)] to the power of (18/12) - 1
                  = (1.004785) to the power of (1.5) - 1
                  = 1.007186 - 1
                  = + 0.007186

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                         $4,000 X (+0.007186) = +$28.74

$28.74 represents the positive MVA that would be added to the withdrawal.

NEGATIVE ADJUSTMENT, NO WITHDRAWAL CHARGE APPLIES

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year FAGP is 5.5% and the 3-year FAGP is 6.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 6%. No withdrawal charge is reflected in this example, assuming that the Purchase Payment withdrawn falls with the free withdrawal amount.

The MVA factor is = [(1+I)/(1+J+0.005)] to the power of (N/12) - 1
                  = [(1.05)/(1.06+0.005)] to the power of (18/12) - 1
                  = (0.985915) to the power of (1.5) - 1
                  = 0.978948 - 1
                  = - 0.021052

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                        $4,000 X (- 0.021052) = -$84.21

$84.21 represents the negative MVA that will be deducted from the money remaining in the 3-year FAGP.

POSITIVE ADJUSTMENT, WITHDRAWAL CHARGE APPLIES

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year FAGP is 3.5% and the 3-year FAGP is 4.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 4%. A withdrawal charge of 6% is reflected in this example, assuming that the Purchase Payment withdrawn exceeds the free withdrawal amount.

The MVA factor is = [(1+I)/(I+J+0.005)] to the power of (N/12) - 1
                  = [(1.05)/(1.04+0.005)] to the power of (18/12) - 1
                  = (1.004785) to the power of (1.5) - 1
                  = 1.007186 - 1
                  = + 0.007186

The requested withdrawal amount, less the withdrawal charge ($4,000 - (6% X $4,000) = $3,760) is multiplied by the MVA factor to determine the MVA:
                         $3,760 X (+0.007186) = +$27.02

$27.02 represents the positive MVA that would be added to the withdrawal.

NEGATIVE ADJUSTMENT, WITHDRAWAL CHARGE APPLIES

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year FAGP is 5.5% and the 3-year FAGP is 6.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 6%. A withdrawal charge of 6% is reflected in this example, assuming that the Purchase Payment withdrawn exceeds the free withdrawal amount.

The MVA factor is = [(1+I)/(I+J+0.005)] to the power of (N/12) - 1
                  = [(1.05)/(1.06+0.005)] to the power of (18/12) - 1
                  = (0.985916) to the power of (1.5) - 1
                  = 0.978949 - 1
                  = - 0.021051

The requested withdrawal amount, less the withdrawal charge ($4,000 - (6% X $4,000) = $3,760) is multiplied by the MVA factor to determine the MVA:
                         $3,760 X (-0.021052) = -$79.16

$79.16 represents the negative MVA that would be deducted from the money remaining in the 3-year FAGP.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
           APPENDIX C - DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Capitalized terms used in this Appendix have the same meaning as they have in the Death Benefit section of the prospectus.


The term Continuation Net Purchase Payments is used frequently to describe the death benefits payable to the beneficiary of the Continuing Spouse for contracts issued on or after October 24, 2001. We define Continuation Net Purchase Payments as Net Purchase Payments made on and/or after the Continuation Date. For the purpose of calculating Continuation Net Purchase Payments, the amount that equals the contract value on the Continuation Date, including the Continuation Contribution is considered a Purchase Payment. If the Continuing Spouse makes no additional Purchase Payments or withdrawals, Continuation Net Purchase Payments equals the contract value on the Continuation Date, including the Continuation Contribution.


The term "Gross Withdrawals" as used in describing the death benefit option below is defined as withdrawals and the fees and charges applicable to those withdrawals.


A.  DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH:



     1. Purchase Payment Accumulation Option



          If the original owner of the contract elected OPTION 1, PURCHASE PAYMENT ACCUMULATION OPTION, and the Continuing Spouse is age 74 or younger on the Continuation Date, then upon the death of the Continuing Spouse, the death benefit will be the greatest of:



          a. Contract value; or


          b. Contract value on the Continuation Date plus Continuation Net Purchase Payments, compounded at 3% annual growth rate, to the earlier of the Continuing Spouse's 75th birthday or date of death; plus Continuation Net Purchase Payments received after the Continuing Spouse's 75th birthday to the earlier of the Continuing Spouse's 86th birthday or date of death; or


          c. Contract value on the seventh contract anniversary (from the issue date of the original owner), reduced for Gross Withdrawals since the seventh contract anniversary in the same proportion that the contract value was reduced on the date of such withdrawal, plus Net Purchase Payments received between the seventh contract anniversary date but prior to the Continuing Spouse's 86th birthday.


          d. Contract value on the Continuation Date plus Gross Purchase Payment reduced for any Gross Withdrawals in the same proportion that the Gross Withdrawal reduced contract value on the date of such Gross Withdrawal received prior to the Continuing Spouse's 86th birthday.



          If the Continuing Spouse is age 75-82 on the Continuation Date, then the death benefit will be the greatest of:



          a. Contract value; or


          b. Contract value on the Continuation Date plus Gross Purchase Payment reduced for any Gross Withdrawals in the same proportion that the Gross Withdrawal reduced contract value on the date of such Gross Withdrawal received prior to the Continuing Spouse's 86th birthday; or


          c. Maximum anniversary value on any contract anniversary that occurred after the Continuation Date, but prior to the Continuing Spouse's 83rd birthday. The anniversary value for any year is equal to the contract value on the applicable contract anniversary date, plus any Net Purchase Payments received since that anniversary date prior to the Continuing Spouse's 86th birthday, and reduced for any Gross Withdrawals since that contract anniversary in the same proportion that the withdrawal reduced the contract value on the date of withdrawal.



          If the Continuing Spouse is age 83-85 on the Continuation Date, then the death benefit will be the greatest of:



          a. Contract value; or


          b. the lesser of:



             (1) Contract value on the Continuation Date plus Gross Purchase
                 Payment reduced for any Gross Withdrawals in the same proportion that the Gross Withdrawal reduced contract value on the date of such Gross Withdrawal received prior to the Continuing Spouse's 86th birthday; or



             (2) 125% of the contract value.



          If the Continuing Spouse is age 86 or older as of the Continuation Date and the original owner of the contract elected the Purchase Payment Accumulation death benefit, the death benefit will be equal to the contract value.



     2. Maximum Anniversary Value Option



          If the original owner of the contract elected Option 2, Maximum Anniversary Option, and the Continuing Spouse is age 82 or younger on the Continuation Date, then upon the death of the Continuing Spouse, the death benefit will be the greatest of:



          a. Contract value; or


          b. Contract value on the Continuation Date plus Gross Purchase Payment reduced for any Gross Withdrawals in the same proportion that the

             Gross Withdrawal reduced contract value on the date of such Gross Withdrawal received prior to the Continuing Spouse's 86th birthday; or


          c. Maximum anniversary value on any contract anniversary that occurred after the Continuation Date, but prior to the Continuing Spouse's 83rd birthday. The anniversary value for any year is equal to the contract value on the applicable contract anniversary date after the Continuation Date, plus any Continuation Net Purchase Payments received since that anniversary date prior to the Continuing Spouse's 86th birthday, and reduced for any Gross Withdrawals since that contract anniversary in the same proportion that the withdrawal reduced the contract value on the date of withdrawal.



          If the Continuing Spouse is age 83-85 on the Continuation Date, then the death benefit will be the greater of:



          a. Contract value; or


          b. the lesser of:



             (3) Contract value on the Continuation Date plus Gross Purchase
                 Payment reduced for any Gross Withdrawals in the same proportion that the Gross Withdrawal reduced contract value on the date of such Gross Withdrawal received prior to the Continuing Spouse's 86th birthday; or


             (4) 125% of the contract value.



          If the Continuing Spouse is age 86 or older at the time of death, under the Maximum Anniversary death benefit, their Beneficiary will receive only the contract value.



         Please see the Statement of Additional Information for a description of the death benefit calculations following a Spousal Continuation for contracts issued before May 31, 2004.


B. THE ESTATEPLUS BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH:

The EstatePlus benefit may increase the death benefit amount. The EstatePlus benefit is only available if the original owner elected EstatePlus and it has not been discontinued or terminated. If the Continuing Spouse had earnings in the contract at the time of his/her death, we will add a percentage of those earnings (the "EstatePlus Percentage"), subject to a maximum dollar amount (the "Maximum EstatePlus Percentage"), to the death benefit payable, based on the number of years the Continuing Spouse has held the contract since the Continuation Date. The EstatePlus benefit, if any, is added to the death benefit payable under the Purchase Payment Accumulation or the Maximum Anniversary option.


The term "Continuation Net Purchase Payment" is used frequently to describe the EstatePlus benefit payable to the beneficiary of the Continuing Spouse. We define Continuation Net Purchase Payment as Net Purchase Payments made as of the Continuation Date. For the purpose of calculating Continuation Net Purchase Payments, the amount that equals the contract value on the Continuation Date, including the Continuation Contribution is considered a Purchase Payment. If the Continuing Spouse makes no additional Purchase Payments or withdrawal, Continuation Net Purchase Payments equals the contract value on the Continuation Date, including the Continuation Contribution.


The following table identifies the factors we use in determining the percentage of earnings that will be added to the death benefit at the Continuing Spouse's date of death, if the Continuing Spouse is age 69 or younger on the Continuation
Date:

-------------------------------------------------------------
 CONTRACT YEAR         ESTATEPLUS              MAXIMUM
    OF DEATH           PERCENTAGE       ESTATEPLUS PERCENTAGE
-------------------------------------------------------------
 Years 0-4         25% of earnings      40% of Continuation
                                        Net Purchase Payments
-------------------------------------------------------------
 Years 5-9         40% of earnings      65% of Continuation
                                        Net Purchase
                                        Payments*
-------------------------------------------------------------
 Years 10+         50% of earnings      75% of Continuation
                                        Net Purchase
                                        Payments*
-------------------------------------------------------------

If the Continuing Spouse is between their 70th and 81st birthday on the Continuation Date, the table below shows the available EstatePlus benefit:

-------------------------------------------------------------
 CONTRACT YEAR         ESTATEPLUS              MAXIMUM
    OF DEATH           PERCENTAGE       ESTATEPLUS PERCENTAGE
-------------------------------------------------------------
 All Contract      25% of earnings      40% of Continuation
 Years                                  Net Purchase
                                        Payments*
-------------------------------------------------------------

* Purchase Payments received after the 5(th) year following the Continuation Date must remain in the contract for at least six months to be included as part of Continuation Net Purchase Payments for purpose of the Maximum EstatePlus calculation.

What is the Contract Year of Death?

Contract Year of Death is the number of full 12 month periods starting on the Continuation Date and ending on the Continuing Spouse's date of death.

What is the EstatePlus amount?

We determine the EstatePlus amount based upon a percentage of earnings in the contract at the time of the Continuing Spouse's death. For the purpose of this calculation, earnings are defined as (1) minus (2) where

         (1) equals the contract value on the Continuing Spouse's date of death;

         (2) equals the Continuation Net Purchase Payment(s).

What is the Maximum EstatePlus amount?

The EstatePlus benefit is subject to a maximum dollar amount. The Maximum EstatePlus amount is a percentage of the Continuation Net Purchase Payments.

WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME ON PROSPECTIVELY ISSUED CONTRACTS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   APPENDIX D - HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE INCOME PROTECTOR
                                    FEATURE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

This table assumes $100,000 initial investment, net of sales charges, in a Non-qualified contract with no withdrawals, additional Purchase Payments or premium taxes.

-------------------------------------------------------------------------------------------------
                             Minimum annual income if you elect to receive income payments
     If at issue                             on contract anniversary . . .
    you are . . .              7                 10                 15                 20
-------------------------------------------------------------------------------------------------
   Male age 60*              6,108              6,672              7,716              8,832
-------------------------------------------------------------------------------------------------
   Female age 60*            5,388              5,880              6,900              8,112
-------------------------------------------------------------------------------------------------
   Joint**                   4,716              5,028              5,544              5,928
   Male-60
   Female-60
-------------------------------------------------------------------------------------------------

 * Life annuity with 10 years guaranteed
** Joint and survivor life annuity with 20 years guaranteed

--------------------------------------------------------------------------------

   Please forward a copy (without charge) of the Polaris(II) A-Class Variable Annuity Statement of Additional Information to:

              (Please print or type and fill in all information.)

        ------------------------------------------------------------------------
        Name

        ------------------------------------------------------------------------
        Address

        ------------------------------------------------------------------------
        City/State/Zip

        Date: ----------------------- Signed: ----------------------------------

   Return to: AIG SunAmerica Life Assurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299
--------------------------------------------------------------------------------

                                    PART II
                                    -------

                     Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.
               -------------------------------------------

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.


               SEC registration fee .................................   $ 5,660
               Printing and engraving ...............................   $50,000
               Legal fees and expenses ..............................   $10,000
               Rating agency fees ...................................   $ 7,500
               Miscellaneous ........................................   $10,000
                                                                        -------
                   Total ............................................   $58,160


Item 15. Indemnification of Directors and Officers.
               ------------------------------------------

     Section 10-851 of the Arizona Corporations and Associations law permits the indemnification of directors, officers, employees and agents of Arizona corporations. Article Eight of the Company's Restated Articles of Incorporation, as amended and restated (the "Articles") and Article Five of the Company's By-Laws ("By-Laws") authorize the indemnification of directors and officers to the full extent required or permitted by the Laws of the State of Arizona, now or hereafter in force, whether such persons are serving the Company, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. In addition, the Company's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Company's parent. Reference is made to section 10-851 of the Arizona Corporations and Associations Law, Article Eight of the Articles, and Article Five of the By-Laws, which are incorporated herein by reference.

Item 16. Exhibits and Financial Statement Schedules.
               -------------------------------------------


Exhibit
  No.        Description
               Exhibit No.          Description
               -----------          -----------
               (1)           Form of Underwriting Agreement*
               (2)           Plan of Acquisition, Reorganization,
                             Arrangement, Liquidation or Succession**
               (3)           (a)    Articles of Incorporation++
                             (b)    By-Laws++
               (5)           Opinion of Counsel re: Legality*** (included on
                             Exhibit 23(b))
               (6)           Opinion re Discount on Capital Shares**
               (7)           Opinion re Liquidation Preference**
               (8)           Opinion re Tax Matters**
               (9)           Voting Trust Agreement**
               (10)          Material Contracts**
               (11)          Statement re Computation of Per Share
                             Earnings**
               (12)          Statement re Computation of Ratios**
               (14)          Material Foreign Patents**
               (15)          Letter re Unaudited Financial Information**
               (16)          Letter re Change in Certifying Accountant**
               (21)          Subsidiaries of Registrant**
               (23)          (a)    Consent of Independent Accountants (Filed Herewith)
                             (b)    Consent of Attorney**
               (24)          Powers of Attorney
                             (a)    Power of Attorney December 2000+
                             (b)    Power of Attorney October 2003 Filed Herewith
               (25)          Statement of Eligibility of Trustee**
               (26)          Invitation for Competitive Bids**
               (27)          Financial Data Schedule*
               (28)          Information Reports Furnished to State
                             Insurance Regulatory Authority**
               (29)          Other Exhibits**

*       Filed February 16, 1999, Pre-Effective Amendment No. 1 to
        this Registration Statement
**      Not Applicable
*** Filed August 27, 1999, Pre-Effective Amendment No. 2 to this Registration Statement
+       Filed June 21, 2000, Post-Effective Amendment 4 to this Registration
        Statement
++ Filed April 9, 2002, Post-Effective Amendment 10 to this Registration Statement.

Item 17. Undertakings.
         ------------

               The undersigned registrant, AIG SunAmerica Life, hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to
               Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment 15 to the Registration Statement File No. 333-65953 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 15th day of April, 2004.


                             By: AIG SUNAMERICA LIFE ASSURANCE COMPANY



                             By:  /s/ JAY S. WINTROB
                                ---------------------------------------
                                  Jay S. Wintrob
                                  Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                      TITLE                        DATE
        ---------                      -----                        ----
JAY S. WINTROB*              Chief Executive Officer            April 15, 2004
-----------------------           and Director
Jay S. Wintrob            (Principal Executive Officer)


JAMES R. BELARDI*                   Director                    April 15, 2004
-----------------------
James R. Belardi


MARC H. GAMSIN*                     Director                    April 15, 2004
-----------------------
Marc H. Gamsin


N. SCOTT GILLIS*            Senior Vice President, Chief        April 15, 2004
-----------------------    Financial Officer and Director
N. Scott Gillis            (Principal Financial Officer)


JANA W. GREER*                      Director                    April 15, 2004
-----------------------
Jana W. Greer


STEWART R. POLAKOV*         Senior Vice President and           April 15, 2004
-----------------------             Controller
Stewart R. Polakov        (Principal Accounting Officer)


*/s/ MALLARY L. REZNIK          Attorney-in-Fact                April 15, 2004
-----------------------
Mallary L. Reznik

                                  EXHIBIT INDEX

Number                Description
------                -----------
 23(a)                Consent of Independent Accountants

(24)(a)               Power of Attorney - December, 2003